EXHIBIT 10.125

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                                 LOAN AGREEMENT

                                   dated as of

                                 April 23, 2008

                                      among

                            CATALINA PARTNERS, L.P.,
                         a Delaware limited partnership


                            The LENDERS Party Hereto,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                            as Administrative Agent,


                               -------------------
                                 $42,250,000.00
                               -------------------


                         U.S. Bank National Association
                        Lead Arranger and Sole Bookrunner



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

                                TABLE OF CONTENTS
                                -----------------

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

RECITALS.......................................................................1

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS...................................1

   1.01     Certain Defined Terms..............................................1
   1.02     Accounting Terms and Determinations...............................18

ARTICLE II THE LOAN FACILITY..................................................18

   2.01     Loans.............................................................18
   2.02     Borrowings; Certain Notices.......................................18
   2.03     Lending Offices...................................................19
   2.04     Several Obligations; Remedies Independent.........................19
   2.05     Notes.............................................................20

ARTICLE III PAYMENTS OF INTEREST AND PRINCIPAL................................20

   3.01     Interest..........................................................20
   3.02     Repayment of Loans................................................20
   3.03     Sharing of Payments, Etc..........................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................21

   4.01     Organization; Powers..............................................21
   4.02     Authorization; Enforceability.....................................22
   4.03     Government Approvals; No Conflicts................................22
   4.04     Financial Condition...............................................22
   4.05     Litigation........................................................22
   4.06     ERISA.............................................................22
   4.07     Taxes.............................................................23
   4.08     Investment and Holding Company Status.............................23
   4.09     Organizational Structure..........................................23
   4.10     Title.............................................................23
   4.11     No Bankruptcy Filing..............................................24
   4.12     Executive Offices; Places of Organization.........................24
   4.13     Compliance; Government Approvals..................................24
   4.14     Condemnation; Casualty............................................24
   4.15     Solvency..........................................................24
   4.16     Governmental Regulations..........................................24
   4.17     No Joint Assessment; Separate Lots................................24
   4.18     Security Documents and Liens......................................24
   4.19     Material Agreements...............................................25


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   4.20     Leases............................................................25
   4.21     Ground Lease......................................................25
   4.22     Insurance.........................................................26
   4.23     Flood Zone........................................................26
   4.24     Property Management Agreement ....................................26
   4.25     Boundaries........................................................26
   4.26     Illegal Activity..................................................26
   4.27     Permitted Liens...................................................26
   4.28     Anti-Terrorism Laws...............................................26
   4.29     Defaults..........................................................27
   4.30     Other Representations.............................................27
   4.31     Employee Benefit Plans............................................27
   4.32     Consents, Etc.....................................................27
   4.33     Appraisal.........................................................27
   4.34     Labor Controversies...............................................27
   4.35     Insider...........................................................27
   4.36     True and Complete Disclosure......................................28

ARTICLE V AFFIRMATIVE COVENANTS OF BORROWER...................................28

   5.01     Information.......................................................28
   5.02     Notices of Material Events........................................30
   5.03     Existence, Etc....................................................30
   5.04     Compliance with Laws; Adverse Regulatory Changes..................30
   5.05     Management of the Property, Leasing of the Property...............31
   5.06     Reserves..........................................................32
   5.07     Accessibility Laws................................................32
   5.08     Leases............................................................33
   5.09     Operating Expenses................................................33
   5.10     Use of Proceeds; Margin Regulations...............................33
   5.11     Tenant Estoppels and SNDA Agreements..............................34
   5.12     Ground Lease......................................................34
   5.13     Debt Service Coverage Ratio.......................................35

ARTICLE VI NEGATIVE COVENANTS OF BORROWER.....................................36

   6.01     Fundamental Change................................................36
   6.02     Limitation on Liens...............................................36
   6.03     Transfer; Pledge..................................................36
   6.04     Indebtedness......................................................38
   6.05     Investments.......................................................38
   6.06     Change of Organization Structure; Location of Principal Office....38
   6.07     Transactions with Affiliates......................................39
   6.08     Leases and Security Deposits......................................39
   6.09     No Joint Assessment; Separate Lots................................41
   6.10     Zoning............................................................41
   6.11     ERISA.............................................................42

   6.12     Amendment of Contracts and Government Approvals...................42
   6.13     Sales Tax Increment Financing.....................................42
   6.14     Anti-Terrorism Law................................................42

ARTICLE VII EVENTS OF DEFAULT.................................................43

   7.01     Events of Default.................................................43
   7.02     Remedies..........................................................47

ARTICLE VIII ADMINISTRATIVE AGENT.............................................49

   8.01     Appointment, Powers and Immunities................................49
   8.02     Reliance by Administrative Agent..................................50
   8.03     Borrower Defaults.................................................51
   8.04     Rights as a Lender................................................53
   8.05     Indemnification...................................................53
   8.06     Non-Reliance on Administrative Agent and Other Lenders............54
   8.07     Failure to Act....................................................54
   8.08     Resignation of Administrative Agent...............................55
   8.09     Consents and Certain Actions under, and Modifications of,
            Loan Documents....................................................55
   8.10     Authorization.....................................................57
   8.11     Defaulting Lenders................................................57
   8.12     Amendments Concerning Agency Functions............................61
   8.13     Liability of Administrative Agent.................................61
   8.14     Transfer of Agency Function.......................................62
   8.15     Sharing of Payments, Etc..........................................62
   8.16     Bankruptcy of Borrower............................................62
   8.17     Termination.......................................................62

ARTICLE IX MISCELLANEOUS......................................................63

   9.01     Non-Waiver; Remedies Cumulative...................................63
   9.02     Notices...........................................................63
   9.03     Expenses, Etc.....................................................64
   9.04     Indemnification...................................................65
   9.05     Amendments, Etc...................................................65
   9.06     Successors and Assigns............................................66
   9.07     Assignments and Participations....................................66
   9.08     Survival..........................................................69
   9.09     Multiple Copies...................................................69
   9.10     Right of Set-off..................................................69
   9.11     Remedies of Borrower..............................................70
   9.12     Brokers...........................................................70
   9.13     Estoppel Certificates.............................................70
   9.14     Preferences.......................................................71
   9.15     Certain Waivers...................................................71
   9.16     Entire Agreement..................................................71
   9.17     Severability......................................................71


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

   9.18     Captions..........................................................72
   9.19     Counterparts......................................................72
   9.20     GOVERNING LAW.....................................................72
   9.21     SUBMISSION TO JURISDICTION........................................72
   9.22     WAIVER OF JURY TRIAL; COUNTERCLAIM................................72
   9.23     Confidentiality...................................................73
   9.24     Usury Savings Clause..............................................74
   9.25     Financing Statements..............................................74


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


EXHIBITS:
---------

Exhibit A         -     Description of Land
Exhibit B         -     List of Commitments and Proportionate Shares
Exhibit C         -     Standard Form Lease
Exhibit D         -     Form of Estoppel
Exhibit E         -     Form of Assignment and Assumption
Exhibit F         -     Certificate of Compliance - Borrower
Exhibit G         -     Certificate of Compliance - Guarantor

SCHEDULES:
----------

Schedule I        -     Closing Conditions
Schedule II       -     Pending Litigation
Schedule III      -     Organizational Chart
Schedule IV       -     Rent Roll and Lease Disclosures

                                 LOAN AGREEMENT
                                 --------------

     This LOAN AGREEMENT is dated as of April __, 2008 by and among CATALINA PARTNERS, L.P., a Delaware limited partnership (the "Borrower"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 9.07(b) (individually, a "Lender" and, collectively, the "Lenders" [as of the date hereof there is only one Lender, U.S. Bank National Association, a national banking association]); and U.S. BANK NATIONAL ASSOCIATION, a national association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS

     A. Borrower is the fee owner of a portion and ground lessee of a portion of that certain real property located in Lower Paxton Township, Dauphin County, Pennsylvania and being more fully described in Exhibit A attached hereto (the "Land").

     B. Borrower has requested and applied to the Lender for a loan in the amount of $42,250,000.00 ("Loan"). The Lender has agreed to make such loan on and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

          "Accessibility Laws" shall mean the Americans with Disabilities Act of 1990, as amended from time to time, and any similar state or local laws, rules or regulations relating to the accessibility of buildings or facilities.

          "Administrative Agent" shall have the meaning assigned to such term in the preamble.

          "Administrative Agent's Account" shall mean the account maintained by Administrative Agent with such bank as may from time to time be specified by Administrative Agent.

          "Affiliate" shall mean, with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.

          "Agreement" shall mean this Loan Agreement, as the same may be Modified from time to time.

          "Annual Debt Service" shall mean the aggregate of debt service payments for a 12 month period on the outstanding principal balance hereunder, assuming (i) a per annum interest rate equal to the greater of: (i) 7.00% per annum or 2.00% above the yield on ten year United States Treasury obligations as of the close of business on the day preceding the date of calculation, as announced on Bloomberg.com or another reliable source selected by Administrative Agent, and (ii) monthly payments of principal and interest based on an amortization period of thirty (30) years.

          "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including, but not limited to, the Anti-Terrorism Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          "Anti-Terrorism Order" shall mean Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

          "Applicable Law" shall mean any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Government Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereinafter in effect and, in each case, as amended (including any thereof pertaining to land use, zoning and building ordinances and codes).

          "Applicable Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated by such Lender from time to time in writing to Administrative Agent.

          "Appraisal" shall mean an appraisal of the Premises prepared by an Appraiser, which Appraisal must comply in all respects with the standards for real estate appraisal established pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and otherwise in form and substance satisfactory to Administrative Agent.

          "Appraiser" shall mean any "state certified general appraiser" as such term is defined and construed under applicable regulations and guidelines issued pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, which appraiser must have been licensed and certified by the applicable Governmental Authority having jurisdiction in the state where the Premises is located, and which appraiser shall have been selected by Administrative Agent.

          "Approved Fund" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Approved Lease" shall mean (a) each existing Lease as of the Closing Date and (b) each Lease entered into after the Closing Date in accordance with the terms and conditions contained in Section 6.08 as such leases and related documents shall be Modified as permitted pursuant to the terms of this Agreement.

          "Assignment and Assumption" shall mean an Assignment and Assumption, duly executed by the parties thereto, in substantially the form of Exhibit E hereto and consented to by Borrower and Administrative Agent in accordance with
Section 9.07(b).

          "Authorized Officer" shall mean, with respect to any Person, the Chief Executive Officer, President, any Executive or Senior Vice President, Secretary, Treasurer or any other authorized officer of such Person whose names appear on a certificate of incumbency delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time to identify the names of the individuals then holding such offices, and (b) with respect to Borrower, the Chief Executive Officer, President, any Executive or Senior Vice President, Secretary, Treasurer of the general partner of the Borrower or any other authorized officer of such Person whose names appear on a certificate of incumbency delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time to identify the names of the individuals then holding such offices.

          "Bankruptcy Action" shall mean, as to any Person, (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed, seeking
(i) liquidation, reorganization or other relief in respect of such Person or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (b) any Person shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official of such Person or for a substantial part of any of their assets, (iv) file an answer admitting the allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "Borrower" shall have the meaning assigned to such term in the preamble.

          "Borrower Party" shall mean either the Borrower or the Guarantor or both.

          "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized or required by law to remain closed.

          "Casualty" shall mean any loss of or damage to, any portion of the Premises in excess of $100,000 by fire or other casualty.

          "Closing Date" shall mean the date of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" shall mean, as to each Lender, the obligation of such Lender to make Loans in an aggregate amount up to but not exceeding the amount set opposite the name of such Lender on Exhibit C attached hereto under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 9.07(b), as specified in the respective Assignment and Assumption (consented to by Borrower and Administrative Agent in accordance with Section 9.07(b)) pursuant to which such assignment is effected, in either case, as such percentage may be modified by any Assignment and Assumption.

          "Condemnation" shall mean a taking or voluntary conveyance during the term hereof of all or part of the Premises, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) by any Governmental Authority affecting the Premises or any portion thereof whether or not the same shall have actually been commenced.

          "CCR Agreement" shall mean any agreement regarding conditions, covenants and restrictions existing as of the date hereof or which may be entered into by Borrower which are related to all or any portion of the Premises.

          "Change of Control" shall mean any transaction that results in, directly or indirectly, (i) any Person other than Guarantor whether directly or indirectly, owning 51% or more of the Equity Interests in Borrower or (ii) any Person other than Guarantor having the responsibility for managing and administering the day-to-day business and affairs of Borrower or (iii) in any other respects, any Person other than Guarantor directly or indirectly Controlling Borrower.

          "Collateral" shall mean, collectively, (a) all equipment and all furniture, furnishings, fixtures, machinery, equipment, inventory and any other item of personal property in which Borrower now or hereafter owns or acquires any interest or right, including any of the foregoing that are leased, which are used or useful in the construction, operation, use, sale or occupancy of the Premises (or any portion thereof); (b) all of Borrower's accounts receivable in connection with the Premises (or any portion thereof); (c) all of Borrower's documents, instruments, contract rights (including any rights under any development agreement) and general intangibles relating to the present or future construction, use, sale, operation or occupancy of the Premises (or any portion thereof); (d) all insurance proceeds from any policies of insurance covering any of the aforesaid; and (e) such other collateral as may be described in the Security Documents.

          "Condemnation Awards" shall mean all compensation, awards, damages, rights of action and proceeds awarded to Borrower by reason of a Condemnation.

          "Control" (including, with its correlative meanings, "controlled" and "controlling") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns directly or indirectly securities having 25% or more of the voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership, membership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Controlled Account" shall mean one or more deposit accounts established by Administrative Agent (for the benefit of the Lenders) at a depository bank or financial institution that is acceptable to Administrative Agent, and which is established and maintained in accordance with Section 5 herewith.

          "Debt Service Coverage Ratio" shall mean the ratio of (a) the annualized Net Operating Income from the Premises to (b) the Annual Debt Service. Such Debt Service Coverage Ratio will be measured and tested as of June 30, 2008 and every three (3) months thereafter as calculated on a rolling annual basis until the Stated Maturity Date. Borrower shall provide U.S. Bank with a compliance certificate detailing the covenant calculation and its compliance within thirty (30) days subsequent to each calendar quarter end.

          "Default" shall mean an event that with notice, lapse of time, or both would become an Event of Default.

          "Default Rate" shall have the same meaning as set forth in the Notes.

          "Distribution" shall mean a payment of cash, assets, or proceeds of any kind by a Person (the "Distributor") to any other Person (a "Distributee") that owns a direct or indirect Equity Interest in such Distributor, including, without limitation, repayment of any loans made by such Distributee to such Distributor, or a return of any capital contribution made by such Distributee, distributions upon termination, liquidation or dissolution of such Distributor.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Eligible Assignee" shall mean any of the following, in each case acceptable to Administrative Agent: (a) a commercial bank organized under the Laws of the United States, or any State thereof, and having (i) total assets in excess of $500,000,000 and (ii) a combined capital and surplus of at least $125,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having
(i) total assets in excess of $500,000,000 and (ii) a combined capital and surplus of at least $125,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (c) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $500,000,000; (d) a nationally recognized investment banking company or other financial institution in the business of making loans, or an Affiliate thereof (other than any Person which is directly or indirectly an Affiliate of Borrower or any Guarantor) organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having (i) total assets of at least $500,000,000 and (ii) a net worth of at least $125,000,000; (e) an Approved Fund; or (f) any Affiliate of any Lender.

          "Environmental Claim" shall mean, with respect to any Person, any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Premises, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, Remediation, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, the Premises, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting the health, safety or environmental condition of the Premises or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting the Premises.

          "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement by executed by Borrower and Guarantor substantially concurrently herewith, in favor of Administrative Agent, as the same may be Modified from time to time.

          "Environmental Laws" shall mean any and all present and future federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of health, safety or the environment or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the use of Hazardous Substances.

          "Environmental Losses" shall mean any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys' fees and expenses, engineers' fees, environmental consultants' fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards relating to Hazardous Substances, Environmental Claims, Environmental Liens and violation of Environmental Laws.

          "Environmental Reports" shall mean, collectively, (a) Phase I Environmental Site Assessment prepared by Professional Services Industries, Inc. and dated March 21, 2008, and (b) any environmental surveys and assessments Administrative Agent in its reasonable discretion may require.

          "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any `shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership, membership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Borrower Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Fee Letter" shall mean one or more letter agreements between Borrower and Administrative Agent with respect to certain fees payable by Borrower in connection with the Loans, as the same may be modified or amended from time to time.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funding Date" shall mean any Business Day on which proceeds of the Loan are advanced to or for the benefit of Borrower in accordance with and subject to the terms and conditions of this Agreement.

          "GAAP" shall mean (a) with respect to a Person organized or residing in the United States, generally accepted accounting principles in the United States applied on a consistent basis, in accordance with Section 1.02(a), and
(b) with respect to a Person organized or residing outside of the United States, generally accepted international accounting principles applied on a consistent basis, in accordance with Section 1.02(a).

          "General Partner" shall mean Glimcher Colonial Park Mall, Inc., a Delaware corporation, as sole general partner under the Organizational Documents of Borrower, and its successors thereunder as permitted under the Loan Documents.

          "Government Approval" shall mean any action, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority, including all licenses, permits, allocations, authorizations, approvals and certificates obtained by or in the name of, or assigned to, Borrower and used in connection with the ownership, construction, operation, use or occupancy of the Premises, including building permits, zoning and planning approvals, business licenses, licenses to conduct business, certificates of occupancy and all such other permits, licenses and rights.

          "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, federal, state, local, or foreign having jurisdiction over the matter or matters in question.

          "GPLP Revolving Credit Facility" shall mean that certain Four Hundred Seventy Million Dollar ($470,000,000.00) revolving credit facility evidenced by that certain Amended and Restated Credit Agreement dated December 14, 2006 executed by and between Guarantor and KeyBank National Association as a lender and as administrative agent for various lenders, in which Administrative Agent, has an interest as a participant lender, as in existence as of the date hereof (without consideration of any amendment executed after the date hereof). For purposes of this Agreement, the GPLP Revolving Credit Facility shall be considered to be the GPLP Revolving Credit Agreement in effect as of the date hereof and shall not take into account any subsequent amendments, modifications, or terminations thereof, even if the same has been consented to by Administrative Agent as one of the lenders under such GPLP Revolving Credit facility. The termination of the GPLP Revolving Credit Facitily shall also have no affect upon this definition of GPLP Revolving Credit Facility or any of the provisions of this Agreement where the "GPLP Credit Facility" is redefined.

          "Ground Lease" shall mean that certain Lease Agreement dated December 8, 1972, and recorded at Book U, Volume 14, Page 153, Dauphin county, Pennsylvania, as assigned to Borrower pursuant to that certain Assignment and Assumption of Ground Lease dated September 30, 1007 from HNG Corp., a California corporation to Borrower and recorded in Book 2948, Page 579, Dauphin County, Pennsylvania.

          "Ground Lessor" shall mean Free Car Wash, Inc., a Pennsylvania corporation or any successors in interest as fee owner of the Ground Lease land.

          "Guaranty Obligation" shall mean a guaranty, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The term "Guarantied Obligation" shall have a correlative meaning.

          "Guarantor Documents" shall mean, the Principal Guaranty and, insofar as the Guarantor is obligated thereunder, the Environmental Indemnity.

          "Guarantor" shall mean, Glimcher Properties Limited Partnership, a Delaware limited partnership.

          "Hazardous Substance" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Improvements" shall mean, collectively, the Tenant Improvement Work, to the extent applicable pursuant to Approved Leases.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; and (e) Indebtedness of others Guarantied by such Person.

          "Indemnified Parties" shall mean Administrative Agent, the Affiliates of Administrative Agent, each Lender, and each of the foregoing parties' respective directors, officers, employees, attorneys, agents, successors and assigns.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Initial Tenants" shall mean, collectively, all office and retail tenants that are the first tenants to initially occupy 100% of the rentable space in the Improvements.

          "Insurance Proceeds" shall mean all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to the Premises.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the incurrence of Guaranty Obligation consisting of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any interest rate swap, cap, collar or similar agreement for the transfer or mitigation of interest risks.

          "Knowledge" shall mean, with respect to a Person, (a) the actual knowledge of such Person (and if such Person is an entity, the actual knowledge of the individuals with responsibility for the management, control, and day to day operations of such entity), including, without limitation, with respect to Borrower and its Affiliates, in connection with the acquisition, development and construction of the Improvements, and (b) the knowledge such Person would have after having undertaken and completed such commercially reasonable diligence and investigation that a similarly-situated commercial property owner or developer would have undertaken with respect to the matter about which the applicable representation is made.

          "Land" shall have the meaning assigned to such term in the Recitals.

          "Leases" shall mean all leases and other agreements or arrangements with or assumed by Borrower as landlord for the use or occupancy of all or any portion of the Premises, including any signage thereat, now in effect or hereafter entered into (including lettings, subleases, licenses, concessions, tenancies and other occupancy agreements with or assumed by Borrower as landlord covering or encumbering all or any portion of the Premises), together with any Guaranties, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions and other rights and estates appurtenant thereto.

          "Lender" shall have the meaning assigned to such term in the preamble.

          "Lien" shall mean, with respect to any Property (including the Premises), any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Lien Law" shall mean the mechanics' lien laws of the State of Pennsylvania, as amended from time to time.

          "Limiting Regulation" shall mean any law or regulation of any jurisdiction, or any interpretation, directive or request under any such law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or Governmental Authority charged with the interpretation or administration thereof, or any internal bank policy resulting therefrom (applicable to loans made in the United States of America) which would or could in any way require a Lender to have the approval right contained in Section 6.03(d).

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guarantor Documents, any Fee Letters, and each other agreement, instrument or document required to be executed and delivered in connection with, or evidencing, securing, or supporting, the Loans, together with any Modifications thereof.

          "Major Lease" shall mean any Lease (or Leases to Affiliates) covering an aggregate of 7,500 rentable square feet or more.

          "Material Adverse Effect" shall mean the likely inability or reasonably anticipated inability of Borrower or Guarantor to pay and perform their respective obligations under and in full compliance with the terms of the Loan Documents (including, without limitation, completing the Improvements on or before the Completion Date) as a result of (a) a material and adverse effect on the condition (financial or otherwise), assets or business of Borrower or Guarantor, (b) a material and adverse effect on the value of the Premises, or
(c) a material and adverse effect on the status of the liens in favor of Administrative Agent on the Collateral.

          "Material Agreement" shall mean, individually and collectively, (a) Property Management Agreement, any CCR Agreement, Borrower's Organizational Documents, the Ground Lease.

          "Maturity Date" shall mean the earliest to occur of (a) the Stated Maturity Date; (b) upon the occurrence of any Transfer prohibited by the Loan Documents; and (c) the date on which the Outstanding Principal Balance is accelerated pursuant to the terms of this Agreement.

          "Ministerial Matter" shall mean matters of an administrative or ministerial nature with respect to the Borrower, the Improvements, or the Loan.

          "Modifications" shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions thereof from time to time; "Modify", "Modified", or related words shall have meanings correlative thereto.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Operating Income" shall mean, as calculated by Administrative Agent in Administrative Agent's reasonable judgment, the gross income of the Premises based on leases with unaffiliated third parties plus reimbursements for the previous 12-month period less the greater of: (i) actual vacancy for the month prior to the date of calculation, annualized; or (ii) the market vacancy of 7.26% as obtained from the Appraisal less operating expenses for the same period (such as cleaning, utilities administrative, landscaping, security and management fees equal to the greater of: (i) actual management fees; or (ii) 4% of gross income, repairs and maintenance and a $0.20 per square foot reserve for replacements), and less fixed expenses for the same period (such as insurance, real estate and other taxes). All operating expenses shall be related to the Premises, shall be for services from arm's length third party transactions or equivalent to the same, and shall exclude all expenses for capital improvements and replacements, debt service and depreciation or amortization of capital expenditures and other similar non-cash items.

          "Notes" shall mean those certain promissory Notes, each of even date herewith, executed and delivered by Borrower to the order of the Lender named therein, in the aggregate original principal amount of Forty-Two Million Two Hundred Fifty Thousand Dollars ($42,250,000.00), to evidence the Loans, as the same may be Modified from time to time, and including any Replacement Notes.

          "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of Borrower, from time to time owing to Administrative Agent or any Lender under or in connection with this Agreement, the Notes or any other Loan Document to which it is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents.

          "Occupancy" or "Occupy" shall mean (a) with respect to any tenant (other than tenants and licensees covered by clause (b) below), such tenant shall have (i) accepted (or been deemed to have accepted in accordance with the terms of its Lease) the delivery of all of the space to be demised under the terms of its respective Lease, and (ii) actually occupied such space and begun the operation of its business from such space and (b) with respect to any licensee of the signage or antenna tenants or licensees at the Premises, such licensee or tenant, as applicable, shall have accepted the delivery of all of its respective premises.

          "Official Records" shall mean the Official Records of Dauphin County, Commonwealth of Pennsylvania.

          "Organizational Documents" shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and any amendments thereto,
(b) for any limited liability company, the articles of organization and any certificate relating thereto and the limited liability company (or operating) agreement of such limited liability company, and any amendments thereto, and (c) for any partnership (general or limited), the certificate of limited partnership or other certificate pertaining to such partnership and the partnership agreement of such partnership (which must be a written agreement), and any amendments thereto.

          "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Real Estate Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Premises or any part thereof

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Outstanding Principal Amount" shall mean the aggregate outstanding principal amount of the Loans at any point in time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Liens" shall mean (a) any Lien created by the Loan Documents, (b) those matters listed as exception on Schedule B to the Title Policy, (c) Liens for Real Estate Taxes and Other Charges imposed by any Governmental Authority not yet due or delinquent, (d) rights of existing and future tenants under Approved Leases or under leases otherwise permitted under
Section 6.09 (provided that all such Leases are subordinate to the Security Instrument) and (e) such other title and survey exceptions as Administrative Agent may approve.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any of their ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Premises" shall mean, collectively, (a) the Land, together with any air rights and other rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining to the Land, (b) the Improvements, together with all fixtures and equipment required for the operation of the Improvements, (c) all building materials and personal property related to the foregoing, and (d) all other items described as "Mortgaged Property" in the Security Instrument.

          "Principal Guaranty" shall mean that certain Unconditional Guaranty of Payment and Performance executed by Guarantor for the benefit of Administrative Agent concurrently herewith, as the same may be Modified.

          "Principal Office" shall mean the office of Administrative Agent, located on the date hereof at Columbus, Ohio, or such other office as Administrative Agent shall designate upon ten (10) days' prior notice to Borrower and the Lenders.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Property Management Agreement" shall mean that certain Management Agreement] of even date herewith between Borrower, as owner, Glimcher Properties Limited Partnership as Manager and Glimcher Development Corporation as Services Provider.

          "Property Manager" shall mean collectively Glimcher Properties Limited Partnership as Manager and Glimcher Development Corporation as Services Provider or such successor manager and/or leasing agent as shall be approved by Administrative Agent.

          "Proportionate Share" shall mean, with respect to each Lender, the percentage set forth opposite such Lender's name on Exhibit B attached hereto under the caption "Proportionate Share" or in the applicable Assignment and Assumption (in accordance with the terms of this Agreement) pursuant to which such Lender became a party hereto, in either case, as such percentage may be Modified in the most recent Assignment and Assumption (in accordance with the terms of this Agreement) to which such Lender is a party.

          "Protective Advance" shall mean all necessary costs and expenses (including attorneys' fees and disbursements) incurred by Administrative Agent
(a) in order to remedy an Event of Default under the Loan Documents, which Event of Default, by its nature, may impair any portion of the Collateral for the Loans or the value of such Collateral, interfere with the enforceability or enforcement of the Loan Documents, or otherwise materially impair the payment of the Loan (including, without limitation, the costs of unpaid insurance premiums, foreclosure costs, costs of collection, costs incurred in bankruptcy proceedings and other costs incurred in enforcing any of the Loan Documents); or (b) in respect of the operation of the Property following a foreclosure under the Security Instrument.

          "Rate Management Agreement(s)" shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation an ISDA Master Agreement between Borrower and U.S. Bank's Capital Markets Division in connection with the Loan, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

          "Rate Management Obligations" shall mean any and all obligations of Borrower to U.S. Bank, or any affiliate of U.S. Bank, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with
(i) any and all Rate Management Agreements made in connection with the Loan, and
(ii) any and all cancellations, buy-backs, reversals, terminations or assignment of any Rate Management Agreements made in connection with the Loan.

          "Real Estate Taxes" shall mean all real estate taxes and all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utilities and all other public charges whether of a like kind or different nature, imposed upon or assessed against Borrower or the Property or any part thereof or upon the revenues, rents, issues, income and profits of the Property or arising in respect of the occupancy, use or possession thereof.

          "Regulations A, D, T, U and X" shall mean, respectively, Regulations A, D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be Modified and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Remediation" shall mean, without limitation, any investigation, site monitoring, response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

          "Rents" shall mean all rents (whether denoted as base rent, advance rent, minimum rent, percentage rent, additional rent or otherwise), issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), termination fees, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent to Borrower, any award made hereafter to Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due to Borrower under the Leases (including any Leases with respect to signage), including (i) rights to payment earned under the Leases, (ii) any payments or rights to payment with respect to parking facilities or other facilities in any way contained within or associated with the Property, and
(iii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the possession, use and operation of the Property.

          "Replacement Note(s)" shall mean any Note executed by Borrower to the order of a Lender upon the assignment by such Lender of all or any portion of such Lender's interest in the Loan and the Loan Documents.

          "Required Lenders" shall mean, subject to Section 8.14, Lenders having more than 51% of the Outstanding Principal Amount.

          "Security Deposits" shall mean any security deposits, letters of credit, or other cash or non-cash collateral or security paid or given as security for obligations of tenants under any Leases.

          "Security Documents" shall mean, collectively, the Security Instrument, any Rate Management Agreement, any other agreements executed by any Borrower Party granting a Lien on any Property or rights as security for the Loans, and all Uniform Commercial Code financing statements required by this Agreement (provided in no event shall the Guarantor Documents or the Environmental Indemnity be deemed Security Documents).

          "Security Instrument" shall mean the Open-End Fee Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing executed by Borrower for the benefit of Administrative Agent concurrently herewith, as the same may be Modified from time to time.

          "SNDA Agreement" shall mean a form of Subordination, Non-Disturbance, and Attornment Agreement in form and substance satisfactory to Administrative Agent.

          "Solvent" shall mean, when used with respect to any Person, that at the time of determination: (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Standard Lease Form" shall mean (i) the form of Lease attached hereto as Exhibit C or (ii) such other form of Lease as is satisfactory to Administrative Agent.

          "Stated Maturity Date" shall mean April ____, 2011.

          "Survey" shall mean a survey of the Property satisfactory to Administrative Agent in form and content and made by a registered land surveyor satisfactory to Administrative Agent.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Tenant Estoppel" shall mean an estoppel in the form of Exhibit D attached hereto, to be completed, executed, dated and delivered by the applicable tenant to and Borrower in accordance with this Agreement.

          "Title Company" shall mean Chicago Title Insurance Company and any one or more co-insurers or reinsurers acceptable to Administrative Agent; provided, however, that any reinsurance shall be subject to direct access agreements from such reinsurers.

          "Title Policy" shall mean an ALTA policy or policies of title insurance satisfactory to Administrative Agent, together with evidence of the payment of all premiums due thereon, issued by the Title Company (a) insuring Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate amount of the Commitments that Borrower is lawfully seized and possessed of a valid and subsisting fee simple and leasehold interest in the Property and that the Security Instrument constitutes a valid fee simple and leasehold mortgage/deed of trust lien on the Property, subject to no Liens other than Permitted Liens and (b) providing (i) affirmative insurance or endorsements for coverage against all mechanics' and materialmen's liens, (ii) a pending disbursements clause (if applicable), (iii) affirmative insurance with respect to the payment of all required mortgage recording taxes (if applicable), and
(iv) such other affirmative insurance and endorsements (including, without limitation, CLTA 100 or its equivalent (comprehensive endorsement, modified for a lender), CLTA 116 (street address), CLTA 116.1 (same land as shown on survey), CLTA 116.4 (contiguity endorsement), Subdivision Map Act endorsement, zoning endorsement (including parking), CLTA 103.7 or equivalent (street access endorsement), usury endorsement, environmental endorsement, mechanics' lien endorsement, if applicable, and CLTA 124.1 (CC&Rs endorsement)) as Administrative Agent may require.

          "Trading with the Enemy Act" shall mean 50 U.S.C. App. 1 et seq.

          "Transactions" shall mean, collectively, (a) the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of the Loans, the use of the proceeds thereof and (b) the execution, delivery and performance by the other Borrower Parties of the other Loan Documents to which they are a party and the performance of their obligations thereunder.

          "Transfer" shall mean any transfer, sale, lease, assignment, mortgage, encumbrance, pledge or conveyance of all or a portion of any of (a) the Property (excepting Leases for space at the Property entered into in the normal course of business and in compliance with the provisions of this Agreement), (b) the direct or indirect Equity Interests in Borrower, or (c) the direct or indirect right or power to direct the operations, decisions and affairs of Borrower, whether through the ability to exercise voting power, by contract or otherwise.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of Pennsylvania and the state of formation/organization of Borrower, as applicable.

          "U.S. Bank" shall mean U.S. Bank National Association, a national association, and its successors and/or assigns.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.02 Accounting Terms and Determinations.

               (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Borrower shall deliver to Administrative Agent at the same time as the delivery of any annual or quarterly financial statement under Section 5.01 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the immediately preceding annual or quarterly financial statements as to which no objection has been made in accordance with subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               (b) Without first obtaining Administrative Agent's consent, Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years.

                                   ARTICLE II

                                THE LOAN FACILITY

     2.01 Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a loan on a non-revolving basis to Borrower in Dollars at closing in amounts equal to its Proportionate Share of the aggregate amount of the Loan. At closing, all Loans will be made by U.S. Bank but the Loans will be split into three notes, as shown on Exhibit B.

     2.02 Borrowings; Certain Notices.

               (a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes, and any other Loan Document, shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent (for the benefit of the Lenders) at Administrative Agent's Account, not later than 12:00 noon New York time, on the date on which such payment shall be due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Application of Payments. Provided no Event of Default then exits, Borrower shall, at the time of making each payment under this Agreement, any Note or any other Loan Document for the account of any Lender, be entitled to specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts to which such payment is to be applied (and if Borrower fails to so specify, or if an Event of Default exists, Administrative Agent may distribute such payment to the Lenders for application in such manner as it, subject to Section 2.02(d), may determine to be appropriate).

               (c) Payments to Lenders. Provided Administrative Agent has received such payment by 1:00 p.m. New York time, each payment received by Administrative Agent under this Agreement, the Notes or any other Loan Document for account of the Lenders shall, to the extent reasonably possible, be paid by Administrative Agent to such Lender by 3:00 p.m. New York time on the Business Day on which Administrative Agent received such payment, in immediately available funds, at the account designated in writing by such Lender from time to time. If Administrative Agent has not received such payment by 1:00 p.m. New York time, such payment shall, to the extent reasonably possible, be paid by Administrative Agent to such Lender by 1:00 p.m. New York time on the next Business Day following the Business Day on which Administrative Agent received such payment, in immediately available funds, at the account designated in writing by such Lender from time to time.

               (d) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (ii) each payment of interest on Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

               (e) Extension to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that if such event relates to the Stated Maturity Date, payments due on the Stated Maturity Date shall be payable on the immediately preceding Business Day.

     2.03 Lending Offices. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

     2.04 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan required to be made by such other Lender. The amounts payable by Borrower at any time hereunder and under the Note to each Lender shall be a separate and independent debt.

     2.05 Notes. The Loans made by each Lender shall be evidenced by its Note. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 14.07 (and, if requested by any Lender in connection with such assignment, Borrower agrees to so exchange any such Note). In the event of the loss, theft or destruction of any Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a replacement Note in lieu of the lost, stolen, destroyed or mutilated Note. The Notes shall not be necessary to establish the indebtedness of the Borrower to the Lenders on account of advances made under this Agreement.

                                  ARTICLE III

                       PAYMENTS OF INTEREST AND PRINCIPAL

     3.01 Interest.

               (a) Borrower hereby promises to pay to Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the Elected Rate (as defined in the Notes) and in the manner set forth in each Note. At all times the Elected Rate shall be the same Elected Rate for each of the Notes executed and delivered pursuant to this Agreement.

               (b) Promptly after the determination of any interest rate provided for under the Notes or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower, but the failure of Administrative Agent to provide such notice shall not affect Borrower's obligation for the payment of interest on the Loans.

     3.02 Repayment of Loans. Borrower hereby promises to pay to Administrative Agent for the account of each Lender the principal of such Lender's outstanding Loans, together with accrued and unpaid interest, fees and all other amounts due under the Loan Documents, on the Stated Maturity Date.

     3.03 Sharing of Payments, Etc.

               (a) Sharing. If any Lender obtains from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other

          Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Lender agrees that it shall turn over to Administrative Agent (for distribution by Administrative Agent to the other Lenders in accordance with the terms of this Agreement) any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders.

               (b) Consent by Borrower. Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise (subject, as among the Lenders, to Section 9.10) all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (c) Rights of Lenders; Bankruptcy. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which Section 9.10 applies, then such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under Section 9.10 to share in the benefits of any recovery on such secured claim.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Administrative Agent and the Lenders that:

     4.01 Organization; Powers. Each of Borrower Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Each of Borrower and the Guarantor is qualified to do business and in good standing in the States of Delaware and Pennsylvania.

     4.02 Authorization; Enforceability. The Transactions are within each of Borrower Party's organizational powers and have been duly authorized by all necessary organizational action under their respective Organizational Documents. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower Parties party thereto and each of the Loan Documents to which a Borrower Party is a party when delivered will constitute, a legal, valid and binding obligation of the applicable Borrower Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.03 Government Approvals; No Conflicts. The Transactions (a) do not require any Government Approvals of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any Applicable Law or the Organizational Documents of any of Borrower Parties, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of Borrower Parties, or give rise to a right thereunder to require any payment to be made by any of Borrower Parties, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of any of Borrower Parties.

     4.04 Financial Condition. Borrower has heretofore furnished to each of the Lenders certain financial statements of Borrower and Guarantor. All such financial statements are complete and correct in all material respects and fairly present the financial condition of Borrower and Guarantor as of the dates of such financial statements, all in accordance with GAAP. Neither Borrower or Guarantor has on the date hereof any Indebtedness, material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since the applicable dates of such financial statements, there has been no event that would have a Material Adverse Effect.

     4.05 Litigation. Except as disclosed in Schedule II hereto, (a) there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority or agency, now pending or (to the Knowledge of Borrower) threatened against Borrower or the Property and (b) except with respect to proceedings which, if adversely determined, would not have a Material Adverse Effect, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority or agency, now pending or (to the Knowledge of Borrower) threatened against any other Borrower Party.

     4.06 ERISA. Borrower has not established any Plan which would cause Borrower to be subject to ERISA and none of Borrower's assets constitutes or will constitute "plan assets" of one or more Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan, and, to the Knowledge of Borrower Parties, each, Multiemployer Plan, is in compliance with, the applicable provisions of ERISA, the Code and any other Applicable Law.

     4.07 Taxes. Each of Borrower Parties has timely filed or timely caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     4.08 Investment and Holding Company Status. None of Borrower Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     4.09 Organizational Structure.

               (a) Borrower has heretofore delivered to Administrative Agent a true and complete copy of the Organizational Documents of each Borrower Party. The General Partner is the sole manager of the Borrower.

               (b) Schedule III contains a true and accurate chart reflecting the ownership of all of the direct and indirect Equity Interests in Borrower, including the percentage of ownership interest of the Persons shown thereon.

               (c) Borrower has no Subsidiaries.

     4.10 Title.

               (a) Borrower owns and has on the date hereof good, indefeasible and insurable fee simple and leasehold title to the Property free and clear of all Liens, other than Permitted Liens. Borrower owns and has on the date hereof good and marketable title to all other portions of the Property. There are no outstanding options to purchase or rights of first refusal affecting the Property.

               (b) Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) Borrower is now and shall continue to be the sole owner of the Collateral free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Administrative Agent, the interest of a lessor pursuant to a lease of personal property approved by Administrative Agent, in Administrative Agent's sole good faith discretion, or liens or security interests otherwise approved by Administrative Agent in Administrative Agent's sole good faith discretion. Notwithstanding the foregoing, any leases for personal property valued at less than $250,000.00 shall not require the approval of Administrative Agent pursuant to this Section 4.10 (c).

     4.11 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no Knowledge of any Person contemplating the filing of any such petition against it.

     4.12 Executive Offices; Places of Organization. The location of Borrower's and the general partner of Borrower's and the general partner of Borrower's principal place of business is the address set forth in the preamble of this Agreement, except to the extent changed in accordance with Section 6.06. Borrower was and remains organized under the laws of the State of Delaware.

     4.13 Compliance; Government Approvals.

     To the best of Borrower's knowledge, Borrower, the Property and Borrower's use thereof and operations thereat comply, and upon completion of construction of the Improvements will comply, in all material respects with all Applicable Laws.

     4.14 Condemnation; Casualty. No Condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property. No Casualty has occurred with respect to the Property.

     4.15 Solvency. On the Closing Date and after and giving effect to the Loans occurring on the Closing Date, and the disbursement of the proceeds of such Loans pursuant to Borrower's instructions, each Borrower Party is and will be Solvent.

     4.16 Governmental Regulations. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time. No part of the proceeds of the Loan made hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System. The Loan is an exempt transaction under the Truth-in-Lending Act (15 U.S.C.A. Sections 1601, et seq.).

     4.17 No Joint Assessment; Separate Lots. Borrower has not suffered, permitted or initiated the joint assessment of the Property with any other real property constituting a separate tax lot.

     4.18 Security Documents and Liens. Upon recording the Security Documents will create, as security for the Obligations, valid and enforceable, exclusive, perfected first priority security interests in and Liens on all of the respective collateral intended to be covered thereunder, in favor of Administrative Agent as administrative agent for the ratable benefit of the Lenders, subject to no Liens other than the Permitted Liens, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on such collateral shall be superior to and prior to the rights of all third parties in such collateral, and, other than in connection with any future change in Borrower's name or the location in which Borrower is organized or registered, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law. A financing statement for all property covered by any Security Document that is subject to a Uniform Commercial Code financing statement has been filed and/or recorded, as appropriate, (or irrevocably delivered to a title agent for such recordation or filing) in all places necessary to perfect a valid first priority security interest with respect to the rights and property that are the subject of such Security Document to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements required to be executed and recorded by Borrower have been or will be timely filed or refiled, as appropriate, in the appropriate filing offices.

     4.19 Material Agreements. Borrower has heretofore delivered to Administrative Agent a true, correct and complete copy of each Material Agreement, and the Material Agreements constitute all of the agreements to which Borrower (or any predecessor-in-interest to Borrower) is a party that materially affects or relates to the ownership or operation of the Shopping Center. Subject to the terms of Section 6.13, none of the Material Agreement has been further Modified. The Material Agreements are in full force and effect and Borrower is not in default beyond any applicable notice or cure periods under or with respect to any Material Agreement. To Borrower's Knowledge, no other party to a Material Agreement is in default under any material covenant or obligation set forth therein.

     4.20 Leases. Except as disclosed on the rent rolls attached hereto as
Schedule IV, with respect to the Leases: (1) the rents rolls attached hereto as
Schedule IV are true, correct and complete with respect to Leases (with all leases for a term of 13 months or longer) and all the Leases referred to thereon are all valid and in full force and effect; (2) the Leases (including any Modifications thereto) are in writing and there are no oral agreements with respect thereto; (3) the copies of each of the Leases delivered to Administrative Agent are true, correct and complete; (4) neither Borrower nor, to Borrower's knowledge, any tenant is in default under any of the Leases; (5) Borrower has no Knowledge of any notice of termination or notice of default with respect to any Lease; (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Administrative Agent; (7) no tenant or other party has an option or right of first refusal to purchase all or any of portion of the Property; and (8) no tenant has prepaid more than one month's rent in advance.

     4.21 Ground Lease. (a) Borrower has delivered to the Administrative Agent a true and complete copy of the Ground Lease, (b) the Ground Lease has not been further Modified or terminated, (c) the Ground Lease is in full force and effect, (d) neither the Borrower nor, to Borrower's Knowledge, Ground Lessor is in default thereunder, and no event or circumstance exists that with the passage of time or the giving of notice, or both, would constitute a default by either party thereunder; (e) the Ground Lease or a memorandum thereof has been duly recorded in the Official Records, (f) the Ground Lease permits the interest of the Borrower thereunder to be encumbered by the Security Instrument and assigned to the Administrative Agent without the need to obtain the consent of Ground Lessor, and in the event that it is so assigned or the Administrative Agent forecloses on the same pursuant to the Security Instrument, it is further assignable by the Administrative Agent in connection with the sale or other disposition of the Improvements without the need to obtain the consent of Ground Lessor; (g) the Ground Lease has a remaining term of not less than fifty (50) years beyond the Stated Maturity Date (h) the Ground Lease does not prohibit subletting; (i) all rent and other sums payable by the Borrower under the Ground Lease have been paid through the date of on which this representation is made (or deemed made); and (j) the Borrower has accepted possession of the leased Property pursuant to the Ground Lease.

     4.22 Insurance. Borrower has in force, and has paid the Insurance Premiums in respect of, all of the insurance required by Section 8 of the Mortgage

     4.23 Flood Zone. No portion of the Improvements is located in a flood hazard area as designated by the Federal Emergency Management Agency or, if in the flood zone, flood insurance is maintained therefor in full compliance with the provisions of Section 8 of the Mortgage.

     4.24 Property Management Agreement . The (a) Property Management Agreement is (i) the only management related to the Property and (ii) in full force and effect with no default or event of default existing thereunder.

     4.25 Boundaries. Except as disclosed on the ALTA survey delivered to U.S. Bank in connection with the Loan, none of the Improvements are outside the boundaries of the Property (or building restriction or setback lines applicable thereto) and no improvements on adjoining properties encroach upon the Land and no easements or other encumbrances upon the Land encroach upon any of the Improvements so as to adversely effect the value or marketability of the Property.

     4.26 Illegal Activity. No portion of the Property has been purchased with proceeds of any illegal activity and no part of the proceeds of the Loans will be used in connection with any illegal activity.

     4.27 Permitted Liens. None of the Permitted Liens individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

     4.28 Anti-Terrorism Laws.

               (a) None of Borrower or, to Borrower's Knowledge, its Affiliates is in violation of any Anti-Terrorism Laws.

               (b) None of Borrower or, to Borrower's Knowledge, any of its Affiliates, or any of its brokers or other agents acting or benefiting in any capacity in connection with the Loan is any of the following:
          (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order; (iii) a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in the Anti-Terrorism Order; or (v) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

               (c) None of Borrower or, to Borrower's Knowledge, any of its Affiliates or any of its brokers or other agents acting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     4.29 Defaults. No Event of Default exists.

     4.30 Other Representations. All of the representations in the other Loan Documents by Borrower and its Affiliates are true and correct in all material respects as of the date hereof.

     4.31 Employee Benefit Plans. Borrower maintains no pension, retirement or profit sharing employee benefit plan that is subject to any provision of ERISA. Borrower has no employees.

     4.32 Consents, Etc. No consent, approval, authorization of, or registration, declaration or filing with any Governmental Authority or any Person is required on the part of Borrower in connection with the execution and delivery of the Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

     4.33 Appraisal. Borrower is not aware of any facts or circumstances of any nature which make the Appraisal of the Property inaccurate in any material respect.

     4.34 Labor Controversies. To Borrower's knowledge there are no labor controversies pending or threatened against Borrower with respect to the Property or any construction contractor involved in the construction of the Improvements which have not been disclosed in writing to the Administrative Agent or the Lenders and would not constitute or result in a Material Adverse Effect.

     4.35 Insider. Neither Borrower nor any Affiliate of Borrower (which shall not include any limited partner of Borrower which is not deemed to have "control" of Borrower respectively, as the term "control" is defined in 12 U.S.C. ss.375b(9)(B) or in regulations promulgated pursuant thereto) nor any other Person having "control" (as so defined) of Borrower is, or is a "related interest" of, an "executive officer", "director", or Person who "directly or indirectly, or acting through or in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities" or other "insider" (as those terms are defined in 12 U.S.C. ss.375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary of a bank holding company of which any Lender is a subsidiary, or of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

     4.36 True and Complete Disclosure. To Borrower's Knowledge, the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Borrower Parties to Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by any Borrower Party to Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the Transactions will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no material fact known to any Borrower Party that could reasonably have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Administrative Agent or the Lenders for use in connection with the Transactions.


                                   ARTICLE V

                        AFFIRMATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees with the Lenders and Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by Borrower hereunder:

     5.01 Information. Borrower shall deliver to Administrative Agent:

               (a) Within forty-five (45) days after the close of each calendar quarter (except for the fourth quarter) unaudited financial statements (in form reasonably satisfactory to Administrative Agent) of Guarantor for each such calendar quarter and within ninety (90) days after the close of each calendar year, audited annual financial statements (in form reasonably satisfactory to Administrative Agent) of Borrower and Guarantor including (i) a balance sheet and statement of profit and loss setting forth in comparative form figures for the preceding calendar year, prepared in accordance with GAAP;

               (b) not later than forty-five (45) days after the close of each calendar quarter of Borrower (in form reasonably satisfactory to Administrative Agent): (i) a current rent roll for the Property setting forth the name of each tenant at the Property, the number of square feet comprising the space leased to each such tenant and the location on the Property of such space, the amount of rent paid by each such tenant and the respective dates of the execution, commencement and expiration of each Lease for each such tenant;

               (c) not later than forty-five (45) days after the close of each calendar quarter of Borrower (in form reasonably satisfactory to Administrative Agent) a financial statement for the Property consisting of a balance sheet, itemized statement of income and operating expenses including results for the quarter, year-to-date and on a rolling twelve month basis quarterly and year to date figures for the preceding calendar year, prepared in accordance with GAAP and Borrower shall provide the Administrative Agent with a compliance certificate evidencing that no Event of Default exists pursuant to
          Section 5. 13(a) hereof within forty-five (45) days of each calendar quarter by submitting a certificate of compliance substantially in the form of Exhibit F attached hereto along with supporting documentation detailing the covenant calculation;

               (d) at the time of the delivery of each of the financial statements provided for in subsections (a), (b) and (c) of this
          Section 5.01, a certificate of an Authorized Officer of Borrower and/or the Guarantor, as applicable, certifying that (i) such respective financial statements and reports as being true, correct, and accurate and (ii) that such officer has no knowledge (after due inquiry), except as specifically stated, of any Default or if a Default has occurred, specifying the nature thereof in reasonable detail and the action which Borrower is taking or proposes to take with respect thereto;

               (e) a copy of each executed federal tax return of Borrower, with all schedules attached, within thirty (30) days after the last date that the same can be filed without imposition of a penalty for late filing or a copy of the extension form;

               (f) Borrower shall cause Guarantor to provide the Administrative Agent with a compliance certificate evidencing that no Event of Default exists pursuant to Section 7.01(v) of this Agreement and further providing any other information reasonably required by Administrative Agent to evidence such compliance within forty-five
          (45) days subsequent to each calendar quarter end by submitting a certificate of compliance substantially in the form of Exhibit G attached hereto along with supporting documentation detailing the covenant calculation, providing however, that so long as Guarantor has timely submitted its quarterly compliance certificate as required under the GPLP Revolving Credit Facility, the requirements of this subsection 5.01(f) shall be deemed satisfied; and

               (g) from time to time such other information regarding the financial condition, operations, business or prospects of Borrower, the Property and/or the other Borrower Parties as Administrative Agent may reasonably request.

     5.02 Notices of Material Events. Borrower shall give to Administrative Agent prompt written notice of the following:

               (a) the occurrence of any Default or Event of Default, including a description of the same in reasonable detail;

               (b) the commencement (or threatened commencement) of any legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings that could reasonably be expected to result in a Material Adverse Effect affecting any of Borrower Parties, the Property, the Ground Lease or any Material Agreement;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower;

               (d) the occurrence of any material default by any other party under (i) the Ground Lease, (ii) any Major Lease, or (iii) any Material Agreement;

               (e) copies of any material notices or documents that could reasonably be expected to result in a Material Adverse Effect (i) sent to or received by Borrower pursuant to the Ground Lease, any Lease, any Material Agreement and (ii) any notices or documents that could reasonably be expected to result in a Material Adverse Effect received from any Governmental Authority;

               (f) notice of any threatened Condemnation, or the occurrence of any Casualty; and

               (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section 5.02 shall be accompanied by a statement of an Authorized Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     5.03 Existence, Etc. Borrower will, and will cause each other Borrower Party to, preserve and maintain its legal existence and all material rights, privileges, licenses and franchises necessary for the maintenance of its existence and the conduct of its affairs.

     5.04 Compliance with Laws; Adverse Regulatory Changes.

               (a) Borrower shall comply in all material respects (subject to such more stringent requirements as may be set forth elsewhere herein) with all Applicable Laws. Borrower shall maintain in full force and effect all Government Approvals and shall from time to time obtain all Government Approvals as shall now or hereafter be necessary under Applicable Law in connection with the operation or maintenance of the Property. Upon request, Borrower shall promptly furnish a true and complete copy of each such Government Approval to Administrative Agent. Borrower shall, unless otherwise approved by Administrative

          Agent, use its reasonable efforts to contest any proceedings before any Governmental Authority and to resist any proposed adverse changes in Applicable Law to the extent that such proceedings or changes are directed specifically toward the Property or could reasonably be expected to have a Material Adverse Effect.

               (b) Borrower, at its own expense, may contest by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, the validity or application of any Applicable Law; provided that: (i) no Event of Default or monetary Default of which Administrative Agent has given Borrower notice exists; (ii) Borrower shall pay any outstanding fines, penalties or other payments under protest unless such proceeding shall suspend the collection of such items; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) no part of or interest in the Property will be in imminent danger of being sold, forfeited, terminated, canceled or lost during the pendency of the proceeding; (v) such proceeding shall not subject Borrower, Administrative Agent or any Lender to criminal or civil liability (other than civil liability as to which adequate security has been provided pursuant to clause (vi) below); (vi) unless paid under protest, Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent, to insure the payment of any such items, together with all interest and penalties thereon, which shall not be less than 110% of the maximum liability of Borrower as reasonably determined by Administrative Agent, which security shall be deposited in a Controlled Account; and (vii) Borrower shall promptly upon final determination thereof pay the amount of such items, together with all costs, interest and penalties.

     5.05 Management of the Property, Leasing of the Property.

               (a) Borrower shall (i) cause the Property to be managed by the Property Manager in accordance with the Property Management Agreement, and (ii) promptly notify Administrative Agent in writing of any material default under the Property Management Agreement of which it is aware.

               (b) Borrower will not, without the prior written approval of Administrative Agent, (i) enter into any new Property Management Agreement, (ii) Modify the Property Management Agreement, either orally or in writing, in any respect or (iii) consent to, approve or agree to any assignment or transfer by or with respect to the Property Manager (including transfers of beneficial interests in the Property Manager or assignments or transfers by Property Manager of any or all of its rights under any Property Management Agreement).

               (c) If (i) an Event of Default exists, (ii) the Property Manager is insolvent, or (iii) the Property Manager is in default of any material covenant or obligation under the Property Management Agreement, as applicable, beyond the expiration of any applicable grace period set forth therein, Borrower shall, at the request of Administrative Agent, promptly terminate the Property Management Agreement, and replace the Property Manager with a Person approved by Administrative Agent pursuant to a Property Management Agreement on terms and conditions satisfactory to Administrative Agent.

     5.06 Reserves. Commencing on the first Business Day of the first calendar month after the occurrence of an Event of Default and continuing thereafter on the first Business Day of each month thereafter, Borrower shall pay to Administrative Agent deposits in an amount equal to one-twelfth (1/12) of the yearly amount of Real Estate Taxes, Insurance Premiums [and ground rent] that will next become due and payable on the Property. The determination of the amount to be deposited with Administrative Agent with each installment shall be made by Administrative Agent in its sole discretion. Such amounts shall be held by Administrative Agent in a Controlled Account and applied (together with any interest earned thereon) to the payment of the obligations in respect to which such amounts were deposited or, at the option of Administrative Agent, to the payment of said obligations in such order or priority as Administrative Agent shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligations in full, Borrower, within five
(5) Business Days after demand, shall deposit the amount of the deficiency Administrative Agent into the Controlled Account. Nothing herein contained shall be deemed to affect any right or remedy of Administrative Agent and/or the Lenders under the provisions of this Agreement or the other Loans Documents or of any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness secured by the Security Instrument. Borrower hereby pledges to and grants to a security interest in any and all monies now or hereafter deposited in such Controlled Account as additional security for the payment of the Loans and agrees to enter into an agreement with Administrative Agent and the bank where such account is established substantially in the form in order to perfect Administrative Agent's security interest therein. In making any payment from such Controlled Account, Administrative Agent may do so according to any bill, statement or estimate or procured from the appropriate public office (with respect to Real Estate Taxes), insurer or agent (with respect to Insurance Premiums) or the Ground Lessor (with respect to ground rent), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any such charge.

     5.07 Accessibility Laws.

               (a) Compliance. Borrower will perform and comply promptly with, and cause the Property, including any future alterations to the Property constructed by Borrower to be constructed, maintained, used and operated in accordance with all applicable Accessibility Laws and will maintain accurate records of all expenditures made in connection with any alterations with respect to Accessibility Laws to the Property. Upon the request of Administrative Agent, and if (i) any Governmental Authority having jurisdiction over the Property or Borrower shall issue a violation or a notice of violation with respect to any Accessibility Laws, (ii) required by any applicable

          Accessibility Laws or (iii) Administrative Agent reasonably believes an Accessibility Laws violation may exist at or affect the Property, Borrower shall conduct such surveys of the Property as Administrative Agent shall reasonably require to ascertain that the Property is in compliance with all Accessibility Laws.

               (b) Notices. If Borrower receives any notice that Borrower or the Property is in default under or is not in compliance with any Accessibility Law, or notice of any proceeding initiated under or with respect thereto, Borrower will promptly furnish a copy of such notice to Administrative Agent.

     5.08 Leases. Borrower shall (a) upon the Closing Date, collaterally assign to Administrative Agent, any and all Leases, and/or all Rents payable thereunder, including, but not limited to, any Lease which is now in existence or which may be executed after the date hereof, (b) promptly perform and fulfill, or cause to be performed and fulfilled, each and every material term and provision of Borrower's obligations under the Leases, (c) give to Administrative Agent a copy of each notice of default given to any tenant under a Lease or sent by any tenant thereunder to Borrower that could reasonably be expected to result in a Material Adverse Effect, (d) subject to the provisions of Section 6.08, enforce its rights with regard to all Leases unless otherwise approved by Administrative Agent, (e) use commercially reasonable efforts to lease the Improvements, (f) diligently enforce the terms of each Lease with respect to any construction work to be performed by the tenant thereunder so that such work is performed in a manner which will cause a minimum amount of disruption to the tenants then in occupancy at the Property and in a manner so as not to cause a default by Borrower under any other tenants' Leases or provide the basis for any abatement or set off by any other tenant of the rent payable under any such Lease, or a claim by any other tenant for breach of warranty of habitability or similar claim and (g) at Administrative Agent's reasonable request (but not more frequently than once per year), Borrower shall, within forty-five (45) days, use commercially reasonable efforts to obtain and furnish to Administrative Agent, written Estoppels in form and substance satisfactory to Administrative Agent, executed by tenants under Leases and confirming the term, rent, and other provisions and matters relating to the Leases.

     5.09 Operating Expenses. Borrower shall pay all costs and expenses of operating, maintaining, leasing and otherwise owning the Property on a current basis and before same become delinquent (subject however to the other provisions of this Agreement and the other Loan Documents), including all interest, principal and other sums required to be paid under this Agreement and the other Loan Documents, before utilizing any revenues derived or to be derived from or in respect of the Property for any other purpose, including distributions or other payments to the Members.

     5.10 Use of Proceeds; Margin Regulations. Borrower will use (a) the proceeds of the Loans in accordance with the terms of this Agreement. No part of the proceeds of the Loans will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with Regulation T, U, X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

     5.11 Tenant Estoppels and SNDA Agreements. Unless a Lease by its terms is self subordinating, Borrower shall require as a condition to occupancy from (a) tenants under the Major Leases, and (b) if requested by Administrative Agent, tenants under any other Leases, SNDA Agreements to be executed and delivered to Administrative Agent. Borrower further hereby agrees that while an Event of Default exists, Administrative Agent may exercise all rights of Borrower under the Leases to request the delivery of Tenant Estoppels from the tenants thereunder.

     5.12 Ground Lease. (a) Borrower covenants and agrees as follows with respect to the Ground Lease: (i) to promptly and faithfully observe, perform and comply in all material respects with all of the terms, covenants and provisions of the Ground Lease; (ii) to refrain from doing anything and not do or permit any act, event or omission, as a result of which, there is likely to occur a default or breach under any Ground Lease; (iii) to promptly give Administrative Agent notice of any default under the Ground Lease upon learning of such default and immediately deliver to Administrative Agent a copy of each notice of default and all responses to such notice of default and all other material instruments, notices or demands received or delivered by Borrower under or in connection with the Ground Lease; (iv) to promptly notify Administrative Agent in writing in the event of the initiation of any litigation or arbitration proceeding affecting Borrower or the Improvements under or in connection with the Ground Lease; and
(v) within ten (10) Business Days of each request by Administrative Agent to furnish to Administrative Agent an estoppel certificate from Borrower and use commercially reasonable efforts to obtain an estoppel certificate from Ground Lessor in such form as Administrative Agent may reasonably request from time to time concerning the status of the Ground Lease.

     (b) In the event of a default by Borrower under the Ground Lease, then, in each and every such case, Administrative Agent may (but shall not be obligated to), in its sole discretion and without notice to Borrower, cause such default or defaults by Borrower to be remedied and otherwise take or perform such other actions as Administrative Agent may reasonably deem necessary or desirable as a result thereof or in connection therewith. Borrower shall, on demand, reimburse Administrative Agent for all advances reasonably made and expenses reasonably incurred by Administrative Agent in curing any such default(s) (including, without limitation, reasonable attorneys' fees), together with interest thereon from the date if different until the same is paid in full to Administrative Agent and all such sums so advanced shall be secured hereby. The provisions of this subsection are in addition to any other right or remedy given to or allowed Administrative Agent under the Ground Lease or otherwise.

     (c) If the Ground Lease is cancelled or terminated, Administrative Agent or its nominee shall acquire an interest in any new lease of the leasehold estate under the Ground Lease.

     (d) Notwithstanding anything contained herein or otherwise to the contrary, Administrative Agent shall not have any liability or obligation under the Ground Lease, by virtue of its acceptance of the Security Instrument or otherwise. Borrower acknowledges and agrees that Administrative Agent shall be liable for the obligations of Borrower arising under the Ground Lease, as applicable, for only that period of time, if any, during which Administrative Agent is in possession of the Leasehold Parcel, as applicable, or has acquired, by foreclosure, power of sale or otherwise, and is holding, all of Borrower's right, title and interest in the leasehold estate created pursuant to the Ground Lease.

     (e) Notwithstanding anything contained herein or otherwise to the contrary, Borrower hereby assigns, transfers and sets over to Administrative Agent any and all rights and interests that may arise in favor of Borrower in connection with or as a result of the bankruptcy or insolvency of Ground Lessor, as applicable, including, without limitation, all of Borrower's right, title and interest in, to and under Section 365 of the Bankruptcy Code (11 U.S.C. Section 365), as the same may be amended, supplemented or modified from time to time.

     (f) In the event that it is claimed by any Governmental Authority that any Tax or governmental charge or imposition is due, unpaid or payable by Borrower upon or in connection with the Ground Lease, Borrower shall promptly either (i) pay such tax, charge or imposition when due and deliver to Administrative Agent reasonably satisfactory proof of payment thereof or (ii) contest such tax in accordance with the applicable provisions of the Loan Agreement. If liability for such tax is asserted against Administrative Agent, Administrative Agent will give to Borrower prompt notice of such claim, and Borrower, upon complying with the provisions of the Loan Agreement shall have full right and authority to contest such claim of taxability.

     (g) As further security for the payment and performance of all Obligations of Borrower under the Loan Documents, Borrower hereby assigns to Administrative Agent all rights, privileges and prerogatives which it may have now or in the future to Modify, reject or assume (pursuant to the Bankruptcy Code or other laws relating to bankruptcy or insolvency) the Ground Lease. Any such termination, cancellation, modification, rejection or assumption of the Ground Lease without the prior written consent thereto by Administrative Agent shall be void and of no force and effect.

     (h) Administrative Agent will have the right to appear in and participate in all proceedings, including any arbitration proceedings, which could affect Administrative Agent's security or the provisions of the Ground Lease or which relate to the Leasehold Parcel. Borrower agrees to pay promptly upon demand all reasonable costs and expenses of Administrative Agent (including, but not limited to, legal fees and disbursements) incurred in any such proceedings.

     5.13 Debt Service Coverage Ratio.

     (a) Beginning on June 30, 2008, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 and every three (3) months thereafter until the Stated Maturity Date. If Borrower is not in compliance with the Debt Service Coverage Ratio at any calendar quarter end, Borrower shall have until the subsequent calendar quarter end to restore such Debt Service Coverage Ratio; provided however, if such Debt Service Coverage Ratio is not restored, the Borrower and/or Guarantor will be required to fund a cash collateral reserve account ("Reserve Account") in an amount equal to the greater of: (i) a principal paydown in an amount sufficient to restore the Debt Service Coverage Ratio to 1.25 to 1.00; (ii) or a principal paydown sufficient to maintain a loan-to-value not to exceed sixty-five (65%) percent (the "Loan-to-Value Percentage"). Administrative Agent shall have the right to obtain a new Appraisal at Borrower's sole cost and expense;

     (b) once the Reserve Account has been established, and Borrower is successful in maintaining the Debt Service Coverage Ratio for two (2) consecutive calendar quarters, Administrative Agent shall release funds in the Reserve Account subject to maintaining the Loan-to-Value Percentage; provided however, if the Borrower has not successfully restore the Debt Service Coverage Ratio, Administrative Agent may, in its sole discretion, apply the funds from the Reserve Account as a principal paydown. If the Borrower is not in compliance with the Debt Service Coverage Ratio in subsequent calendar quarters, the Reserve Account shall be replenished pursuant to the terms of Section 5.13 (a) above.


                                   ARTICLE VI

                         NEGATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees that, until the payment in full of the Obligations, it will not do or permit, directly or indirectly, any of the following:

     6.01 Fundamental Change.

               (a) Mergers; Consolidations; Disposal of Assets. None of Borrower or any of the Borrower Parties will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any substantial part of its Properties and assets whether now owned or hereafter acquired (but excluding any sale or disposition of obsolete or excess furniture, fixture and equipment in the ordinary course of business if same is replaced with new furniture, fixtures and equipment of equal or greater utility), or wind up, liquidate or dissolve, or enter into any agreement to do any of the foregoing.

               (b) Organizational Documents. Without the prior written consent of Administrative Agent, Borrower will not make any Modification of the terms or provisions in any such Person's Organizational Documents.

     6.02 Limitation on Liens. Borrower will not create, incur, assume or suffer to exist any Lien upon any of the Property or its interest therein, whether now owned or hereafter acquired, except for the Permitted Liens. Borrower shall not be in Default under this Section 6.02 if a Lien for the performance of work or the supply of materials is filed against the Property unless Borrower fails to discharge such Lien by payment or bonding on or prior to the date that is the earlier of (a) forty-five (45) days after the date of receipt of notice of the filing of such lien and (b) the date on which the Property is subject to a levy, execution, attachment or sequestration.

     6.03 Transfer; Pledge.

               (a) Except as expressly permitted by or pursuant to this Agreement, Borrower shall not allow any Transfer to occur or permit any owner of the Equity Interests in Borrower to pledge or otherwise encumber such Equity Interests, or any of the economic or other benefits therefrom.

               (b) Borrower shall not, and shall not permit the General Partner to (i) issue, or permit to be issued, any Equity Interests in itself other than the Equity Interests and shares, as the case may be, which are outstanding on the Closing Date, or any Equity Rights which by their terms are convertible into or exercisable or exchangeable for any such Equity Interests, (ii) permit any other Person to become the General Partner (whether by succession thereof or in addition thereto) under Borrower's Organizational Documents or (iii) permit any change (whether by succession thereof or in addition thereto) of the General Partner under the General Partner's Organizational Documents.

               (c) Borrower acknowledges that Administrative Agent is making one or more advances under this Agreement in reliance on the expertise, skill and experience of Borrower; thus the Obligations secured by the Security Documents include material elements similar in nature to a personal service contract. In consideration of Administrative Agent's reliance, Borrower agrees that Borrower shall not make any Transfer if such Transfer is prohibited by this Agreement unless the Transfer is preceded by Administrative Agent's express written consent to the particular transaction and transferee. If any prohibited Transfer occurs, Administrative Agent in its sole discretion may declare the Obligations to be immediately due and payable, and Administrative Agent may invoke any rights and remedies provided under Section 7.02 hereof. Borrower acknowledges the materiality of the provisions of this Section 6.03(b) as a covenant of Borrower, and that such covenant was given individual weight and consideration by Administrative Agent in entering into the Obligations secured by the Security Documents, including any Rate Management Agreements, and that any Transfer in violation of the prohibited transfer provisions herein set forth shall result in a material impairment of Administrative Agent's interest in the Obligations and be deemed a breach of the foregoing covenant.

               (d) Notwithstanding anything to the contrary in this Section 6.03, any Change of Control or Transfer which would result in a Change of Control (in addition to any other consents or approvals required hereunder) shall be further subject to (i) Borrower providing prior written notice to Administrative Agent of any such transfer, (ii) no Default or Event of Default then existing, (iii) the proposed transferee being a corporation, partnership, joint venture, joint-stock company, trust or individual approved in writing by each Lender subject to a Limiting Regulation in its discretion, and (iv) payment to Administrative Agent on behalf of the Lenders of all costs and expenses incurred by Administrative Agent or any of the Lenders in connection with such transfer. Each Lender at the time subject to a Limiting Regulation shall, within ten (10) Business Days after receiving Borrower's notice of a proposed Change of Control or Transfer subject to this Section 6.03(c), furnish to Borrower a certificate (which shall be conclusive absent manifest error) stating that it is subject to a Limiting Regulation, whereupon such Lender shall have the approval right contained in clause (y) above. Each Lender which fails to furnish such a certificate to Borrower during such ten (10) Business Day period shall be automatically and conclusively deemed not to be subject to a Limiting Regulation. If any Lender subject to a Limiting Regulation fails to approve a proposed transferee under clause (y) above (any such Lender being herein called a "Rejecting Lender"), Borrower, upon three (3) Business Days notice, may (A) prepay such Rejecting Lender's outstanding Loans or (B) require that such Rejecting Lender transfer all of its right, title and interest under this Agreement and such Rejecting Lender's Note to an Eligible Assignee designated by Borrower that is approved by Administrative Agent provided that such Eligible Assignee assumes all of the obligations of such Rejecting Lender hereunder, and purchases all of such Rejecting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Rejecting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower), and satisfactory arrangements are made for payment to such Rejecting Lender of all other amounts accrued and payable hereunder to such Rejecting Lender as of the date of such transfer. Subject to the provisions of Section 9.07(b), such Eligible Assignee shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements of Borrower contained in Section
          9.03 shall survive for the benefit of such Rejecting Lender with respect to the time period prior to such replacement.

     6.04 Indebtedness. Borrower shall not create, incur or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except the following:

               (a) Indebtedness Under the Loan Documents. Indebtedness of Borrower in favor of Administrative Agent and the Lenders pursuant to this Agreement and the other Loan Documents;

               (b) Trade Payables. Indebtedness of Borrower with respect to trade payables and accrued expenses incurred in the ordinary course of the business of operating and constructing the Property, provided the same are not evidenced by a promissory note, are paid when due, and do not exceed in the aggregate at any one time outstanding Three Hundred Thousand Dollars ($300,000.00).

     6.05 Investments. Borrower will not make or permit to remain outstanding any Investments except operating deposit accounts with banks.

     6.06 Change of Organization Structure; Location of Principal Office. Borrower shall not change its name or change the location of its principal office, state of formation or organizational structure unless, in each instance, Borrower shall have (a) given Administrative Agent at least thirty (30) days' prior notice thereof, (b) made all filings or recordings, and taken all other action, necessary or desirable under Applicable Law to protect and continue the priority of the Liens created by the Security Documents, (c) if requested by Administrative Agent, delivered to Administrative Agent an opinion of counsel reasonably satisfactory to Administrative Agent covering the matters referred to in clause (b) above, and (d) if requested by Administrative Agent, caused the Title Company to issue an endorsement to the Title Policy reflecting such change and indicating that there has been no change in the state of title to the Property as a result of such change.

     6.07 Transactions with Affiliates. Except as expressly permitted by this Agreement, Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are fully disclosed to Administrative Agent and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

     6.08 Leases and Security Deposits.

               (a) Negative Covenants. Borrower shall not (i) accept from any tenant, nor permit any tenant to pay, Rent for more than one month in advance except for payment in the nature of security for performance of a tenant's obligations and excluding estimated installments on pass through items and other payments provided for in the applicable Approved Leases, (ii) Modify (other than ministerial changes), or accept surrender of, or renew excepting any options to renew pursuant to the terms of such Lease), any Major Lease, now existing or hereafter made, without the consent of Administrative Agent which consent shall not be unreasonably withheld, (iii) except for the Security Instrument, assign, transfer, pledge, subordinate or mortgage any Lease or any Rent without the written consent of Administrative Agent, (iv) waive or release any nonperformance of any material covenant of any Major Lease by any tenant without Administrative Agent's consent, (v) release any guarantor from its obligations under any guaranty of any Major Lease, any letter of credit or other credit support for a tenant's performance under its respective Lease, except as expressly permitted pursuant to the terms of such Lease, (vi) exercise any right of recapture of any space proposed to be assigned or sublet by any tenant under a Major Lease without the prior approval of Administrative Agent, which approval shall not be unreasonably withheld or (vii) enter into any master lease for any space at the Property.

               (b) Approvals. Borrower shall not enter into or Modify any Lease for any space at the Property (unless such proposed Lease is held in escrow pending the receipt of any approval required below) except as follows:

          (i) Non-Major Leases. Leases that do not constitute a Major Lease may be entered into or Modified by Borrower without the approval of Administrative Agent or any Lender; provided that such new Lease (or such Lease as Modified) (A) is at market rentals for comparable retail space in shopping centers where the Mortgaged Property is located, (B) is substantially in the form of lease approved by Administrative Agent on the Closing Date, with such Modifications as Administrative Agent shall thereafter approve, (C) is otherwise in compliance with the provision of subsection (c) below, (D) such Lease reflects an arm's-length transaction between Borrower and such tenant, and (E) Administrative Agent shall be provided with a true, correct and complete copy of such Lease promptly after execution thereof by all parties thereto, or (f) such new Lease is for a specialty lease tenant for space on a non-permanent basis under a short term lease or license agreement under which the landlord or licensor has the unilateral right to terminate such license or short term lease on not less than 30 days notice to such tenant or licensee. Any proposed new Lease or Modification to a Lease that is, in either case, not a Major Lease but does not comply with the preceding sentence shall require the prior approval of Administrative Agent (which approval shall not be unreasonably withheld or delayed) and Administrative Agent shall endeavor to respond to a request for Administrative Agent's approval of any such proposed Lease or Modification to a Lease within ten (10) Business Days after Borrower's written request therefore, delivered together with any documents or information required to be provided by Borrower hereunder in connection with Administrative Agent's review of the proposed Lease. If the correspondence from Borrower requesting such approval contains the following statement at the top of the first page thereof in capitalized, bold faced at least 14 point type stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," and if Administrative Agent shall fail to respond to or to expressly deny such request for approval in writing (stating in reasonable detail the reason for such disapproval) within ten (10) Business Days after receipt of Borrower's written request therefore together with the documents and information required above and any other information reasonably requested by Administrative Agent in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same, then Administrative Agent's consent to the proposed Lease shall be deemed given.

          (ii) Administrative Agent Borrower Administrative Agent Major Leases. Major Leases may not be entered into or Modified by Borrower without the prior written approval of Administrative Agent (which approval shall not be unreasonably withheld or delayed, and which approval shall be deemed given if such request was made in accordance with the provisions of Section 6.08(b)(i) above and Administrative Agent shall fail to respond to or to expressly deny such request for approval in writing (stating in reasonable detail the reason for such disapproval) within ten (10) Business Days after receipt of Borrower's written request therefore together with the documents and information required above and any other information reasonably requested by Administrative Agent in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same).

          (iii) Information. With respect to any Lease that requires approval of Administrative Agent, Borrower shall provide Administrative Agent with a final draft of any such Lease and a summary containing the name of each tenant, the number of square feet comprising the space leased to each such tenant, the location on the Property of such space and the amount of rent to be paid not less than ten (10) Business Days prior to the date proposed for its execution by all parties thereto (or release from escrow).

               (c) Additional Requirements as to all Leases. The following requirements shall apply with respect to all Leases entered into after the date hereof: (i) Borrower shall provide Administrative Agent promptly after its execution by all parties thereto with a true, correct and complete copy thereof as signed by all such parties, including any Modifications thereof; (ii) all Leases must be subordinate to the Security Instrument (provided Administrative Agent agrees to grant such tenants commercially reasonable non-disturbance rights), and all existing and future advances thereunder, and to any Modification thereof; (iii) with respect to any Major Lease executed after the Closing Date, Borrower shall deliver to Administrative Agent at the time it requests Administrative Agent's consent to such Lease a completed Lease and a summary containing the name of each tenant, the number of square feet comprising the space leased to each such tenant, the location on the Property of such space and the amount of rent to be paid; and (iv) all Leases shall be substantially in the form of lease approved by Administrative Agent and Borrower on the Closing Date, with such Modifications as Administrative Agent shall thereafter approve (or be deemed to have approved in accordance with Section 6.08(b)(i).

               (d) Security Deposits. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, (i) Borrower shall (and shall cause Property Manager to) deposit into the Security Deposit Account established with the Administrative Agent, all outstanding cash security deposits delivered to Borrower by tenants pursuant to Leases, and (ii) Borrower shall (and shall cause Property Manager to) deliver to Administrative Agent all non-cash security deposits (including, without limitation, tenant letters of credit), together with such additional documents and instruments as Administrative Agent may reasonably require in order to vest Administrative Agent with such dominion and control over, and to obtain an assignment of and perfected security interest in, such non-cash security deposits as Administrative Agent may require. Following the occurrence and during the continuance of an Event of Default, Borrower shall not be permitted to make withdrawals from the Security Deposit Account without the prior written consent of Administrative Agent.

     6.09 No Joint Assessment; Separate Lots. Borrower shall not suffer, permit or initiate the joint assessment of the Property with any other real property constituting a separate tax lot.

     6.10 Zoning. Borrower shall not, without Administrative Agent's prior written consent, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Property or any portion thereof. Borrower shall not use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or Modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of Administrative Agent. Without limiting the foregoing, in no event shall Borrower take any action that would reduce or impair either
(a) the number of parking spaces at the Improvements required by Applicable Law or (b) access to the Property from adjacent public roads. Further, without Administrative Agent's prior written consent, Borrower shall not file or subject any part of the Property to any declaration of condominium or co-operative or convert any part of the Property to a condominium, co-operative or other direct or indirect form of multiple ownership and governance.

     6.11 ERISA. Borrower shall not shall not take any action, or omit to take any action, which would (a) cause Borrower's assets to constitute "plan assets" for purposes of ERISA or the Code or (b) cause the Transactions to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

     6.12 Amendment of Contracts and Government Approvals. Borrower shall not, without Administrative Agent's prior consent (which shall not be unreasonably withheld, except with respect to clause (ii) below and to the extent otherwise provided in this Section 6.12), (i) take any action to cancel or terminate any Material Agreement, or any Government Approval to which it is a party; (ii) sell, assign, pledge, transfer, mortgage, hypothecate or otherwise dispose of (by operation of law or otherwise) or encumber any part of its interest in such Material Agreements or Government Approvals; (iii) waive any material default under or breach of any material provisions of any such Material Agreement or Government Approval or waive, fail to enforce, forgive or release any material right, interest or entitlement, howsoever arising, under or in respect of any material provisions of any such Material Agreement or Government Approval or vary or agree to the variation in any material way of any material provisions of any such Material Agreement or Government Approval or of the performance of any other Person under any such Material Agreement or Government Approval; (iv) Modify any material provision of, or give any consent under, any such Material Agreement or Government Approval, including, without limitation, any Modification (v) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any such Material Agreement or Government Approval or amend or modify all or any material part thereof.

     6.13 Sales Tax Increment Financing. Borrower shall not enter into any sales tax increment financing agreement or other agreement with any Governmental Authority relating in any way to the Property ("Sales Tax Increment Financing") without (a) obtaining prior written consent of Administrative Agent and (b) executing an assignment of the proceeds from such Sales Tax Increment Financing pursuant to an assignment agreement in form and substance satisfactory to Administrative Agent in its sole discretion, as additional Collateral for the Obligations hereunder.

     6.14 Anti-Terrorism Law. Borrower shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 4.28 above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Borrower's compliance with this Section 6.14 and Section 4.28).

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     7.01 Events of Default. Any one or more of the following events shall constitute an "Event of Default":

               (a) Borrower shall: (i) fail to pay any principal of or interest on any Loan when due (including, without limitation, on the Stated Maturity Date or any other date on which the same is due); or (ii) fail to pay any other monetary sum (other than an amount referred to in clause (i) above) payable by it under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and, in the case of this clause (ii) such default shall continue for a period of five (5) days after Administrative Agent shall have delivered notice of such default to Borrower (provided such 5-day grace period shall not apply to any sums due on the Stated Maturity Date); or

               (b) Borrower shall default in the performance of any of its obligations under any of Sections 5.05(b) and 5.10; or

               (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any Modification hereto or thereto) by Borrower or any request, notice or certificate furnished by or on behalf of any Borrower Party pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (d) (i) Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed, seeking (A) liquidation, reorganization or other relief in respect of any Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of Borrower Parties or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (iii) Borrower shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (ii) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of any of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or

               (e) Any of the event described in Section 7.01(d) above occurs with respect to any other Borrower Party; or

               (f) (i) Borrower defaults (after the passage of any grace or cure periods) on any other Indebtedness where U.S. Bank is acting as lender and such default shall not be cured within any applicable notice or cure period provided with respect to such Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

               (g) Any of Borrower Parties shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including any Borrower Party) seeking the termination, dissolution or liquidation of any Borrower Party; or

               (h) One or more final, non-appealable non-monetary judgments, orders or decrees shall be entered against Borrower which does or would reasonably be expected to have a Material Adverse Effect, and, in either case, the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower to enforce any such judgment; or

               (i) One or more (i) final, non-appealable judgments for the payment of money (exclusive of judgment amounts covered by insurance where the insurer has admitted liability in respect of such judgment) aggregating in excess of $250,000.00 shall be rendered against any Guarantor, unless the same is paid, bonded over to the reasonable satisfaction of Administrative Agent, or additional cash collateral in an amount satisfactory to Administrative Agent is deposited into a Controlled Account, in each case within thirty (30) consecutive days of such judgment; or (ii) final, non-appealable non-monetary judgments, orders or decrees shall be entered against a Guarantor which does or would reasonably be expected to have a Material Adverse Effect, and, in either case, the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Guarantor to enforce any such judgment; or

               (j) An ERISA Event shall have occurred that, in the opinion of Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

               (k) The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Liens) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Liens), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower Party or any of their Affiliates; or

               (l) Any Event of Default shall occur under, or any Guarantor shall revoke or attempt to revoke, contest or commence any action against or seeking to nullify or void its obligations under, any of the Guarantor Documents; or

               (m) An event shall occur that results in a Material Adverse Effect and such Material Adverse Effect shall be continuing; or

               (n) Borrower shall default under any of the Material Agreements after the expiration any applicable notice or cure periods thereunder, or any Material Agreement is Modified or terminated without Administrative Agent's prior written approval, and the benefits provided for in such Material Agreement are not promptly (but in no event later than thirty (30) days after any such termination) replaced to the satisfaction of Administrative Agent; or

               (o) The occurrence of any Change of Control not permitted by this Agreement; or

               (p) Any of Borrower Parties shall default under any of the other non-monetary terms, covenants or conditions of this Agreement or any other Loan Document not set forth above in this Section 7.01 and such default shall continue for thirty (30) days after notice from Administrative Agent to Borrower; provided, however, that if (i) such default is susceptible of cure but Administrative Agent reasonably determines that such non-monetary default cannot be reasonably cured within such thirty (30) day period and (ii) Administrative Agent determines, in its sole discretion, that such default does not create a material risk of sale or forfeiture of, or substantial impairment in value to, any material portion of the Property, then, so long as the relevant Borrower Party shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the relevant Borrower Party in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Administrative Agent or extend beyond the Stated Maturity Date; or

               (q) Borrower shall default under the Ground Lease and such default is not cured within the applicable notice and cure periods provided therein; or

               (r) Borrower shall transfer assets to others for less than fair value or in other than the ordinary course of business, without Administrative Agent's prior written consent; or

               (s) Any case, proceeding or other action is commenced against Borrower or Guarantor seeking to have an order for relief entered against Borrower or Guarantor, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or Guarantor or any debts, under any law relating to Bankruptcy, insolvency, reorganization or relief of debtors, or seeking an appointment of a receiver, trustee, custodian, conservator, liquidator, or other similar official for Borrower, Guarantor, all or any of the Mortgaged Property, or any other property of Borrower or of Guarantor, and such case, proceeding or other action (i) results in the entry of an order for relief against Borrower or Guarantor or (ii) remains undismissed for a period of sixty (60) days; or

               (t) Borrower or Guarantor shall have concealed, removed, or permitted to be concealed or removed property, with intent to hinder, delay or defraud creditors, or shall have made or suffered a transfer of property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made or suffered a transfer of property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any property through legal proceedings which are not vacated within sixty (60) days from the date thereof; or

               (u) The liquidation, termination or dissolution of Borrower or Guarantor; or

               (v) Either (i) the existence of an Event of Default (as defined in the GPLP Revolving Credit Facility) due to a breach of one or more of Sections 6.11, 6.20, 6.21(iii) and 6.21(iv) thereof; or (ii) the acceleration of the sums due pursuant to the GPLP Revolving Credit Facility or any promissory notes evidencing the credit facility created by the GPLP Revolving Credit Facility as a result of any Event of Default under the GPLP Revolving Credit Facility; or

               (w) A failure by Borrower to maintain any Debt Service Coverage Ratio as set forth in Section 5.13 (a) hereof and thereafter to timely restore said Debt Service Coverage Ratio or fund the Reserve Account in accordance with Section 5.13 (a); or

               (x) A reasonable determination by Administrative Agent that the condition of the Property has deteriorated to the degree that Administrative Agent's security has been materially impaired or that the Mortgaged Property, or any portion thereof, has been abandoned without the written consent of Administrative Agent; or

               (y) The sale, assignment, leasing, mortgaging, encumbering, or other conveyance of the Mortgaged Property or any portion thereof or legal, equitable or beneficial interest therein, or any contracting for any of the same, except as otherwise expressly permitted in the Loan Documents; or

               (z) The filing of a mechanic's or materialman's lien upon the Property, which lien is not discharged, bonded off or insured over prior to the date that is the earlier of (a) forty-five (45) days after the date of receipt of notice of the filing of such lien and (b) the date on which the Property is subject to a levy, execution, attachment or sequestration; or

               (aa) The sale, assignment, transfer or other conveyance of partnership interests, whether in Borrower or in Colonial Park Mall Limited Partnership, Glimcher Colonial Park Mall, Inc, the effect of which is to sell, assign, transfer or otherwise convey any legal, equitable or beneficial interest in the Mortgaged Property, or any mortgage, pledge or other encumbrance of such partnership interests, such that a sale, assignment, transfer or other conveyance pursuant to such mortgage, pledge or other encumbrance would result in a violation of the prohibition against sale, assignment, transfer or conveyance, aforesaid; or

               (bb) The occurrence of any event of default, acceleration, or commencement of foreclosure under any other mortgage, lien or encumbrance on the Mortgaged Property, prior or subordinate to the lien of the Mortgage; or

               (cc) Any "Event of Default" shall occur under and is defined by the provisions of any of the other Loan Documents.

     7.02 Remedies.

     Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such event, Administrative Agent may (subject to, and in accordance with, the provisions of Section 8.03) and, upon request of the Required Lenders shall, by written notice to Borrower, pursue any one or more of the following remedies, concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

               (a) Upon the occurrence of any Event of Default, the entire Indebtedness shall thereupon bear interest at the Default Rate of Interest, without regard to the Stated Maturity Date, without demand made therefor, and without notice to any person, notice of the exercise of said option being hereby expressly waived. The Default Rate of Interest shall be charged to Borrower upon the occurrence of any Event of Default notwithstanding any invoices or billing statements sent by Administrative Agent to Borrower indicating an interest rate to the contrary. In addition, any waiver of Administrative Agent's right to charge the Default Rate of Interest or to declare the Indebtedness immediately due and payable must be made in writing and cannot be waived by oral representation or the submission to Borrower of monthly billing statements;

               (b) In the case of an Event of Default other than one referred to in clause (e) or (f) of Section 7.01 with respect to Borrower, terminate the Commitments and/or declare the Outstanding Principal Amount, and the accrued interest on the Loans and all other amounts payable by Borrower hereunder and under the Notes and the other Loan Documents to be forthwith due and payable whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of
          Section 7.01 with respect to a Borrower Party, the Commitments shall automatically be terminated and the Outstanding Principal Amount, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder, under the Notes and the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower;

               (c) In the case of any Event of Default resulting from Borrower's failure, refusal or neglect to make any payment or perform any act required by the Loan Documents, then, while any Event of Default exists and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Property for such purpose and to take all such action thereon and with respect to the Property as it may deem necessary or appropriate. If Administrative Agent shall elect to pay any sum due with respect to the Property, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, after the occurrence of an Event of Default, if any Hazardous Substance affects or threatens to affect the Property, Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of or remove any Hazardous Substance;

               (d) Take possession of the Property and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, including either the right to avail itself of and procure performance of existing contracts and to employ watchmen to protect the Property from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Property to advance funds in excess of the face amount of the Notes (and all such amounts shall be payable by Borrower together with interest at the Default Rate), to pay, settle, or compromise all existing bills and claims, which may be liens or


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

          security interests, or to avoid such bills and claims becoming liens against the Property or security interest against fixtures or equipment, or as may be necessary or desirable for the clearance of title; to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; to do any and every act which Borrower might do in its own behalf; and to prosecute and defend all actions or proceedings in connection with the Property or fixtures or equipment; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked; and

               (e) Exercise or pursue any other remedy or cause of action permitted under this Agreement, any or all of the Security Documents, the Rate Management Agreement or any other Loan Document, or conferred upon Administrative Agent and the Lenders by operation of law.

     WHETHER OR NOT ADMINISTRATIVE AGENT OR THE LENDERS ELECT TO EMPLOY ANY OR ALL OF THE REMEDIES AVAILABLE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, NEITHER ADMINISTRATIVE AGENT NOR ANY OF THE LENDERS SHALL BE LIABLE TO PROTECT THE IMPROVEMENTS OR FOR PAYMENT OF ANY EXPENSES INCURRED IN CONNECTION WITH THE EXERCISE OF ANY REMEDY AVAILABLE TO ADMINISTRATIVE AGENT OR THE LENDERS OR FOR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OTHER OBLIGATION OF BORROWER.

                                  ARTICLE VIII

                              ADMINISTRATIVE AGENT

     8.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall be a party to each of the Loan Documents (other than the Notes) as secured party, beneficiary, indemnitee, and such other applicable capacities, on behalf of and for the benefit of Lenders (and each Lender hereby ratifies and reaffirms the Loan Documents so executed and agrees to be bound by the terms thereof) and hold all Collateral covered thereby for the benefit of the Lenders, and receive all payments or proceeds received in connection therewith for the undivided benefit and protection of the Lenders in accordance with the terms and conditions of this Agreement. As soon as practicable after each such receipt of proceeds by Administrative Agent, Administrative Agent shall determine the respective amounts to be distributed and promptly thereafter shall credit to itself the amount to which it is entitled (as Administrative Agent, Lender or otherwise) and wire the amounts to which the other Lenders are entitled in accordance with such written instruction as each Lender from time to time may deliver to Administrative Agent. Each Lender shall hold its own Note and shall receive a copy of each Loan Document. Administrative Agent (which term as used in this Section 8 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents) shall not:

               (a) have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to the Borrower nor shall any Lender have any fiduciary duty to the Borrower or any other Lender;

               (b) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its Obligations hereunder or thereunder;

               (c) be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

               (d) except to the extent expressly instructed in writing by the Required Lenders with respect to collateral security under the Loan Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

               (e) be required to take any action which is contrary to this Agreement or any other Loan Document or Governmental Requirement.

     The relationship between and among Administrative Agent and each Lender is a contractual relationship only, and nothing herein shall be deemed to impose on Administrative Agent any obligations other than those for which express provision is made herein or in the other Loan Documents. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Agent pursuant to Section 9.07. Except to the extent expressly provided in Sections 8.8, 8.10, and 8.11(g), the provisions of this Section 8 are solely for the benefit of Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third-party beneficiary of any of the provisions hereof and the Administrative Agent and Lenders may, pursuant to a written agreement executed by all such Persons, Modify or waive such provisions of this Section 8 in their sole and absolute discretion.

     8.02 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice, document or other communication (including any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or


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

on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     8.03 Borrower Defaults.

               (a) Administrative Agent shall give the Lenders notice of any material Default of which Administrative Agent has knowledge or notice. Except with respect to (i) the nonpayment of principal, interest or any fees that are due and payable under any of the Loan Documents, (ii) Defaults with respect to which Administrative Agent has actually sent written notice of to the Borrower and (iii) Defaults with respect to which Administrative Agent has entered into discussions with the Borrower, Administrative Agent shall be deemed to not have knowledge or notice of the occurrence of a Default unless Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". If Administrative Agent has such knowledge or receives such a notice from the Borrower or a Lender in accordance with the immediately preceding sentence with respect to the occurrence of a material Default, Administrative Agent shall give prompt notice thereof to the Lenders. Within ten (10) days of delivery of such notice of Default from Administrative Agent to the Lenders (or such shorter period of time as Administrative Agent determines is necessary), Administrative Agent and the Lenders shall consult with each other to determine a proposed course of action. Administrative Agent shall (subject to Section 8.07) take such action with respect to such Default as shall be directed by the Required Lenders; provided that (i) unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action (including decisions (A) to make Protective Advances that Administrative Agent determines are necessary to protect or maintain the Property and (B) to foreclose on the Property or exercise any other remedy), with respect to such Default as it shall deem advisable in the interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders and (ii) no actions approved by the Required Lenders shall violate the Loan Documents or Governmental Requirement.

               (b) Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including, without limitation, the Notes) other than through Administrative Agent. Administrative Agent shall advise the Lenders of all material actions which Administrative Agent takes in accordance with the provisions of this Section 803. Notwithstanding the foregoing, if the Required Lenders shall at any time direct that a different or additional remedial action be taken from that already undertaken by Administrative Agent, including the commencement of foreclosure proceedings, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Administrative Agent; provided that all actions already taken by Administrative Agent pursuant to Section 8.03(a) shall be valid and binding on each Lender.

               (c) All money (other than money subject to the provisions of Section 8.03(i) received from any enforcement actions, including the proceeds of a foreclosure sale of the Property, shall be applied:
          First, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of Sections 8.03(d), (e) and (f) and 8.05 and to the payment of any fees and charges then due agent to the extent not paid by the Borrower; Second, to the Lenders for expenses incurred in accordance with the provisions of Section 8.03(d), (e) and (f) and 8.05; Third, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 8.03(d); and Fourth, pari passu to the Lenders in accordance with their respective Proportionate Shares, unless an Unpaid Amount is owed pursuant to Section 8.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.

               (d) All losses with respect to interest (including interest at the Default Rate) and other sums payable pursuant to the Notes or incurred in connection with the Loans, the enforcement thereof or the realization of the security therefor, shall be borne by the Lenders in accordance with their respective Proportionate Shares. The Lenders shall promptly, upon request, remit to Administrative Agent their respective Proportionate Shares of (i) any expenses incurred by Administrative Agent in connection with any Default to the extent any expenses have not been paid by the Borrower, (ii) any advances made to pay taxes or insurance or otherwise to preserve the lien of the Loan Documents or to preserve and protect the Property or made to effect the completion of the Improvements to be constructed pursuant to this Agreement whether or not the amount necessary to be advanced for such purposes exceeds the amount of the respective Commitments of the Lenders, (iii) any other expenses incurred in connection with the enforcement of the Security Instrument or other Loan Documents, and
          (iv) any expenses incurred in connection with the consummation of the Loans not paid or provided for by the Borrower. To the extent any such advances are recovered in connection with the enforcement of the Security Instrument or the other Loan Documents, each Lender shall be paid its Proportionate Share of such recovery after deduction of the expenses of Administrative Agent.

               (e) If any action is brought to collect on the Notes, foreclose under the Security Instrument, or enforce any of the Loan Documents, such action shall (to the extent permitted under applicable law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent and the Lenders, collectively, to collect on all or a portion of the Notes or enforce the Loan Documents, and counsel selected by Administrative Agent shall prosecute any such action on behalf of Administrative Agent and the Lenders, and Administrative Agent and the Lenders shall consult and


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

          cooperate with each other in the prosecution thereof. The costs and expenses of foreclosure, to the extent not paid by Borrower within ten
          (10) days after Administrative Agent's demand therefor, will be borne by the Lenders in accordance with their respective Proportionate Shares.

               (f) If title is acquired to the Property after a foreclosure sale, nonjudicial foreclosure or by a deed in lieu of foreclosure, title shall be held by Administrative Agent in its own name in trust for the Lenders or, at Administrative Agent's election, in the name of a wholly owned subsidiary of Administrative Agent on behalf of the Lenders.

               (g) If Administrative Agent (or its subsidiary) acquires title to the Property or is entitled to possession of the Property during or after the foreclosure, all material decisions with respect to the possession, ownership, development, construction, control, operation, leasing, management and sale of the Property shall be made by Administrative Agent. All income or other money received after so acquiring title to or taking possession of the Property with respect to the Property, including income from the operation and management of the Property and the proceeds of a sale of the Property, shall be applied: First, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of this
          Section 9 and to the payment of any fees and charges then due agent to the extent not paid by the Borrower; Second, to the payment of operating expenses with respect to the Property; Third, to the establishment of reasonable reserves for the operation of the Property; Fourth, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 8.03(d); Fifth to fund any capital improvement, leasing and other reserves established at the discretion of Administrative Agent; and Sixth, pari passu to the Lenders in accordance with their respective Proportionate Shares, unless an Unpaid Amount is owed pursuant to Section 8.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.

     8.04 Rights as a Lender. With respect to its Loan Commitment and the Loans made by it, U.S. Bank (and any successor acting as "Administrative Agent" hereunder) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity as Lender. U.S. Bank (and any successor acting as "Administrative Agent" hereunder) and any of its Affiliates may (without having to account therefor to any other Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, investment banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as Administrative Agent, and U.S. Bank (and any such successor) and any of its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     8.05 Indemnification. Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by the Borrower, but without limiting the Obligations of the Borrower hereunder) ratably in accordance with their


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

Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent in its capacity as Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein (including the costs and expenses that the Borrower is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Agent.

     8.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantor and its decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Subject to the provisions of Section 8.05 above, Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or the Guarantor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or the Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or the Guarantor (or any of their Affiliates) that may come into the possession of Administrative Agent or any of its Affiliates. Without limiting the foregoing, Administrative Agent shall not be responsible in any manner to any Lender (or any permitted successor or assign of any Lender), and each Lender represents and warrants that it has not relied upon Administrative Agent for or in respect of, (a) the creditworthiness of Borrower and the risks involved to such Lender, (b) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (c) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (d) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, or (e) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower.

     8.07 Failure to Act. Except for action expressly required of Administrative Agent hereunder and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 8.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.


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

     8.08 Resignation of Administrative Agent. It is agreed by the Lenders that Administrative Agent shall remain Administrative Agent under this Agreement and the other Loan Documents throughout the term of the Loan; provided, however, Administrative Agent may resign at any time by giving at least thirty (30) days prior notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent that shall be a Person that (1) meets the qualifications of an Eligible Assignee and (2) if such successor Administrative Agent is not a Lender, as long as no Event of Default exists, the Borrower shall have the right to approve such successor Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a Person that meets the requirements of clauses (1) and (2) above, and if such successor Administrative Agent is not a Lender, the Borrower, as long as no Event of Default exists, shall have the right to approve such successor Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided, however, that the retiring Administrative Agent shall not be discharged from any liabilities which existed prior to the effective date of such resignation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     8.09 Consents and Certain Actions under, and Modifications of, Loan Documents.

               (a) Administrative Agent may, except as provided below in clause
          (b) below, (i) grant or refuse to grant any consent or approval required or requested of it hereunder or under any of the other Loan Documents in its sole and absolute discretion (except where another standard of discretion is expressly required of Administrative Agent pursuant to the applicable Loan Document), and (ii) consent or refuse to consent to any Modification, supplement or waiver under any of the Loan Documents. Without limiting the foregoing, such authority shall include the power to grant approvals consents and make all decisions with respect to all Ministerial Matters. No Lenders shall have the right to modify any Notes (or any Loan Documents) without written consent of Administrative Agent.

               (b) Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, Administrative Agent shall not, without the approval of the Required Lenders or all of the Lenders, as specified below, have the right or power (and Borrower acknowledges and agrees that Administrative Agent shall not have the right or power) to grant any consent or approval required or requested of it hereunder or under any of the other Loan Documents, consent to any Modification, supplement or waiver under any of the Loan Documents, or take any action, if the effect of such consent, approval, Modification, supplement, waiver or action would result in:

          (i)  Without the consent of all Lenders:

               (A) a waiver of any provision regarding the scheduled payment of principal of or interest on the Loan;

               (B) the postponement of the Stated Maturity Date;

               (C) the reduction or forgiveness of the principal amount of the Loan;

               (D) a decrease the applicable interest rate under the Loan or the waiver of any interest (including interest at the Default Rate) thereon, except to the extent permitted in the Loan Documents;

               (E) a release of Borrower from its Obligations under the Loan Documents, or a release of Guarantor under the Guaranty from its obligations with respect to the Loan (except upon payment in full of the Loan and all other sums due under the Loan Documents);

               (F) a release of any material portion of the Collateral from the lien of the applicable Loan Documents, except to the extent permitted in the Loan Documents;

               (G) a waiver of any Late Charges or interest at the Default Rate;

               (H) a consent to any waiver of the prohibitions on Transfer or encumbrances of the Property or Equity Interests in Borrower;

               (I) a Modification of the definition of "Required Lenders" or the provisions of Section 8, or alters the several nature of the Lenders' obligations under the Loan Documents;

          (ii) Without the consent of the Required Lenders:

               (A) a decision to foreclose on, or exercise remedies in order to realize upon, any Collateral after a Default or an Event of Default, as the case may be or bring any action to enforce the Guaranty or other Loan Documents (provided, however, all decisions concerning the conduct of any receivership, the manner (i.e., judicial, non-judicial, acceptance of deed-in-lieu of foreclosure) and conduct of any foreclosure action or trustee's sale, the collection of any judgment, the settlement of such action, any bid on behalf of Administrative Agent and the Lenders at a foreclosure sale, the manner of taking and holding title to the Property, and the commencement and conduct of any deficiency judgment proceeding shall be made by Administrative Agent);

               (B) a decision made with respect to the sale or disposition of the Property or any Collateral after Administrative Agent has obtained possession thereof; and

               (C) a decision on the use of application of proceeds from any insurance maintained by Borrower or any awards from a taking or condemnation of the Property.

          (iii) Without the consent of the affected Lender, changes such Lender's Proportionate Share (provided, however, that this clause shall not apply to reductions in or a deemed reduction in any Lender's Proportionate Share pursuant to Section 8.11 hereof, nor shall it be construed to prevent a Lender from assigning its interest in the Loan pursuant to Section 9.07).

               (c) If Administrative Agent solicits any consents or approvals from the Lenders under any of the Loan Documents, each Lender shall within ten (10) Business Days of receiving such request, give Administrative Agent written notice of its consent or approval or denial thereof (or such shorter time as may be required under the applicable Loan Document for Administrative Agent to respond, in which case Lenders shall have the same time period minus one (1) Business
          Day); provided that if any Lender does not respond within such ten
          (10) Business Days, such Lender shall be deemed to have authorized Administrative Agent to vote such Lender's interest with respect to the matter which was the subject of Administrative Agent's solicitation as Administrative Agent elects. Any such solicitation by Administrative Agent for a consent or approval shall be in writing and shall include a description of the matter or thing as to which such consent or approval is requested and shall include Administrative Agent's recommended course of action or determination in respect thereof.

     8.10 Authorization. Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform in accordance with the terms of each of the Loan Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in such Loan Documents. The Borrower shall be entitled to rely on all written agreements, approvals and consents received from Administrative Agent as being that also of the Lenders, without obtaining separate acknowledgment or proof of authorization of same.

     8.11 Defaulting Lenders.

               (a) If any Lender (a "Defaulting Lender"; and, for purposes hereof, any Lenders that is not a Defaulting Lender, a "Non-Defaulting Lender") shall for any reason fail to pay its Proportionate Share of an advance or disbursement to protect the Property or the lien of the Loan Documents, Administrative Agent and any of the Non-Defaulting Lenders may, but shall not be obligated to, make all or a portion of the Defaulting Lender's Proportionate Share of such advance; provided, however, that Administrative Agent or such Non-Defaulting Lender gives the Defaulting Lender and Administrative Agent three (3) Business Days prior notice of its intention to do so. The right to make such advances in respect of the Defaulting Lender shall be exercisable first by Administrative Agent, and then by the Non-Defaulting Lender holding the greatest Proportionate Share, and thereafter to each of the Non-Defaulting Lenders in descending order of their respective Proportionate Shares or in such other manner as the Required Lenders (excluding the Defaulting Lender) may agree on. Any Lender making all or any portion of a Defaulting Lender's Proportionate Share of the applicable Loan advance in accordance with the foregoing terms and conditions shall be referred to as a "Special Advance Lender". Subject to a Defaulting Lender's right to cure as provided in subsection (f), but notwithstanding anything else to the contrary contained in this Agreement, the Defaulting Lender's interest in, and any amounts due to a Defaulting Lender under, the Loan Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the other Lenders under the Loan Documents, and the Defaulting Lender thereafter shall have no right to participate in any discussions among and/or decisions by the Lenders hereunder and/or under the other Loan Documents. Further, subject to subsection (f) below, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the other Lenders under, any Loan Document which is made subsequent to the Defaulting Lender becoming a Defaulting Lender and, during such period, the Loan Commitment of and outstanding principal amount held by such Defaulting Lender shall be disregarded in any determination requiring the approval of the Lenders or the Required Lenders hereunder.

               (b) In any case where a Non-Defaulting Lender becomes a Special Advance Lender (i) the Special Advance Lender shall, at the election of such Special Advance Lender, be deemed to have purchased, and the Defaulting Lender shall be deemed to have sold, a senior participation in the Defaulting Lender's respective Loans to the extent of the amount so advanced or disbursed (the "Advanced Amount") bearing interest at the applicable interest rate (including interest at the Default Rate, if applicable) and (ii) the Defaulting Lender shall have no voting rights under this Agreement or any other Loan Documents (and its Proportionate Share shall be disregarded in determining whether any act or decision requiring the approval of the Required Lenders shall have been approved) so long as it is a Defaulting Lender. It is expressly understood and agreed that each of the respective obligations of the Lenders under this Agreement and the other Loan Documents, including to advance Loans, to share losses incurred in connection with the Loan, including costs and expenses of enforcement of the Loans, to make advances to preserve the lien of the Security Instrument or to preserve and protect the Property or to effect completion of the Improvements to be constructed pursuant to the Loan Documents, shall be without regard to any adjustment in the Proportionate Shares occasioned by the acts of a Defaulting Lender. The Special Advance Lender shall be entitled to an amount (the "Unpaid Amount") equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Lender immediately upon demand. The Defaulting Lender shall have the right to repurchase the senior participation in its Loans from the Special Advance Lender pursuant to subsection (f) below by the payment of the Unpaid Amount.


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

               (c) A Special Advance Lender shall (i) give notice to the Defaulting Lender, Administrative Agent and each of the other Lenders (provided that failure to deliver said notice to any party other than the Defaulting Lender shall not constitute a default under this Agreement) of the Advance Amount and the percentage of the Special Advance Lender's senior participation in the Defaulting Lender's Loans and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Lender, give notice to the Defaulting Lender, Administrative Agent and each of the other Lenders of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Lender's senior participation. Provided that Administrative Agent has received notice of such participation, Administrative Agent shall have the same obligations to distribute interest, principal and other sums received by Administrative Agent with respect to a Special Advance Lender's senior participation as Administrative Agent has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Lenders, shall make payments to the Special Advance Lender with respect to a Special Advance Lender's senior participation in the Defaulting Lender's Loans out of the Defaulting Lender's share of any such distributions.

               (d) A Defaulting Lender shall immediately pay to a Special Advance Lender all sums of any kind paid to or received by the Defaulting Lender from the Borrower, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid. Notwithstanding the fact that the Defaulting Lender may temporarily hold such sums, the Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Special Advance Lender, it being the express intention of the Lenders that the Special Advance Lender shall have an ownership interest in such sums to the extent of the Unpaid Amount.

               (e) Nothing contained in Section 8.11(a), (f) or (h) shall release or in any way limit a Defaulting Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents or impair the Borrower's right to exercise its remedies against such Defaulting Lender which remedies shall include, without limitation, the recovery of any losses, costs and expenses incurred as a result thereof. Each Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys' fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement or the other Loan Documents, except to the extent a Defaulting Lender became a Defaulting Lender due to the gross negligence or willful misconduct of Administrative Agent and/or any Lender. Administrative Agent shall, after payment of any amounts due to any Special Advance Lender pursuant to the terms of subsection (c) above, set-off against any payments due to such Defaulting Lender for the claims of Administrative Agent and the other Non-Defaulting Lenders pursuant to this indemnity.

               (f) A Defaulting Lender may cure a default arising out its failure to fund its Proportionate Share of an advance required pursuant to this Agreement, and subject to the following, upon such cure shall no longer be deemed to be a Defaulting Lender, if, within five (5) days (the "Default Cure Period") of such default, it pays the full amount of the Unpaid Amount, together with interest thereon in respect of each day during the period commencing on the date such Advanced Amount was so paid by the Special Advance Lender until the date the Special Advance Lender recovers such amount at a rate per annum equal to the Federal Funds Rate in the event such cure is made within three (3) Business Days of such default; provided, however, if such Defaulting Lender fails to cure such default within such three
          (3) Business Days, the Special Advance Lender shall be entitled to recover, and such Defaulting Lender shall pay, such amount, on demand from Administrative Agent, together with interest thereon in respect of each day during the period commencing on such third (3rd) Business Day until the date the Special Advance Lender recovers such amount at a rate per annum equal to the Default Rate for each such day. If a Defaulting Lender pays the Unpaid Amount and interest due thereon within the Default Cure Period (or thereafter with the consent of Administrative Agent), such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the other Lenders under, any Loan Document which is made subsequent to the Lender's becoming a Defaulting Lender and prior to its curing the default as provided in this Section 8.11(f); provided that such amendment or waiver of action was taken in accordance with the provisions of this Agreement. A Defaulting Lender shall have absolutely no right to cure any default after the expiration of the Default Cure Period unless Administrative Agent, in its sole discretion, elects to permit such cure.

               (g) If any Lender becomes a Defaulting Lender and none of the other Lenders becomes a Special Advance Lender pursuant to Section 8.11(a), the Borrower shall have the right, provided there exists no Default or Event of Default that has not arisen as a result of the Defaulting Lender's failure to fund, to cause another financial institution acceptable to Administrative Agent to assume the Defaulting Lender's obligations with respect to the Advance Amount on the then-existing terms and conditions of the Loan Documents (such replacement institution, a "Replacement Lender"). It shall be a condition to such assumption that the Replacement Lender concurrently assumes the obligations of the Defaulting Lender with respect to the unfunded portion of the Commitments of such Defaulting Lender. Such assumption shall be pursuant to a written instrument reasonably satisfactory to Administrative Agent. Upon such assumption, the Replacement Lender shall become a "Lender" for all purposes hereunder, with a Loan Commitment in an amount equal to the Advance Amount, and the Defaulting Lender's Loan Commitment shall automatically be reduced by the Advance Amount. In connection with the foregoing, the Borrower shall execute and deliver to the Replacement Lender and the Defaulting

          Lender Replacement Notes. Such Replacement Notes shall be in amounts equal to, in the case of the Replacement Lender's note, the Advance Amount and, in the case of the Defaulting Lender's note, its Commitment, as reduced as aforesaid. Such replacement notes shall constitute "Notes" and the obligations evidenced thereby shall be secured by the Security Instrument. In connection with the Borrower's execution of replacement notes as aforesaid, the Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the replacement notes and any related documents as Administrative Agent may reasonably request. The execution and delivery of replacement notes as required above shall be a condition precedent to any further advances of Loan proceeds. Upon receipt of its replacement note, the Defaulting Lender will return to the Borrower its note(s) that was replaced; provided that the delivery of a replacement note to the Defaulting Lender pursuant to this
          Section 8.11(g) shall operate to void and replace the note(s) previously held by the Defaulting Lender regardless of whether or not the Defaulting Lender returns same as required hereby.

               (h) In addition to the foregoing, in the event the Defaulting Lender has not cured such default within the Default Cure Period, Administrative Agent (unless the Lender serving in the capacity of Administrative Agent is the Defaulting Lender) and the Non-Defaulting Lenders, shall, in accordance wit the priority established pursuant to
          Section 8.11(a) above, be entitled to purchase such Defaulting Lender's entire Loan Commitment, excluding accrued and unpaid interest thereon, for a purchase price equal to the outstanding principal balance of all Loans which have been funded by such Defaulting Lender as of the date of such purchase.

               (i) The Borrower, Administrative Agent and Lenders shall, at the Borrower's expense solely with respect to Administrative Agent's reasonable costs and expenses in connection therewith, execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary in order to effect the substitution of Lenders in accordance with the foregoing provisions of this Section 8.11(g). The Lenders shall reasonably cooperate with the Borrower's attempts to obtain a Replacement Lender, but they shall not be obligated to modify the Loan Documents in connection therewith, other than modifications pursuant to the immediately preceding paragraph.

     8.12 Amendments Concerning Agency Functions. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any Modification of this Agreement or any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

     8.13 Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Lender (other than Administrative Agent in its capacity as a Lender) to perform its obligations hereunder or to any Lender on account of the failure of the Borrower to perform its obligations hereunder or under any other Loan Document.


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

     8.14 Transfer of Agency Function. Without the consent of the Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States; provided that Administrative Agent shall promptly notify the Borrower and the Lenders thereof.

     8.15 Sharing of Payments, Etc. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loan or such other amounts, respectively, owing to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Lender agrees that it shall turn over to Administrative Agent (for distribution by Administrative Agent to the other Lenders in accordance with the terms of this Agreement) any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or Obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which
Section 4.13 applies, then such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under Section 4.13 to share in the benefits of any recovery on such secured claim.

     8.16 Bankruptcy of Borrower. In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or Guarantor, Administrative Agent shall have the sole and exclusive right to file and pursue a joint proof of claim on behalf of the Lenders. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings.

     8.17 Termination. The rights and obligations of Administrative Agent and the Lenders shall terminate when the Obligations of Borrower hereunder have been paid and finally discharged in full and the obligations of the Lenders to advance funds to the Borrower under this Agreement are terminated or, if the Administrative Agent or Administrative Agent's nominee takes title to the Property by foreclosure or conveyance in lieu of foreclosure, when the Property is thereafter sold to a third-party purchaser. All indemnification provisions in favor of Administrative Agent herein and in the other Loan Documents shall survive the termination hereof.


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

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Non-Waiver; Remedies Cumulative. No failure on the part of Administrative Agent, any Lender or Borrower to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

     9.02 Notices.

               (a) All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein and under the Loan Documents (to which Borrower is a party) shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (ii) three (3) Business Days after being sent by postage pre-paid registered or certified mail, return receipt requested, (iii) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (iv) on the date of sending by facsimile if sent during normal business hours on a Business Day (otherwise the next Business Day) provided a confirmation copy is sent simultaneously by one of the means in clause (i), (ii) or (iii) above, in each case addressed to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Unless otherwise expressly provided in the Loan Documents, Borrower shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications to Administrative Agent on behalf of all of the Lenders.


          If to Borrower:      Catalina Partners, L.P.
                               180 East Broad Street, 21st Floor
                               Columbus, Ohio 43215
                               Attention: General Counsel
                               Facsimile: (614) 621-8863

          With a copy to:      Glimcher Properties Limited Partnership
                               180 East Broad Street, 21st Floor
                               Columbus, Ohio 43215
                               Attention: General Counsel
                               Facsimile: (614) 621-8863


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

          If to Administrative Agent:  U.S. Bank National Association
                                       10 West Broad Street, 12th Floor
                                       Columbus, Ohio 43215
                                       Attention: Commercial Real Estate
                                       Facsimile: (614) 232-8033

          With a copy to:              Bricker & Eckler LLP
                                       100 South Third Street
                                       Columbus, Ohio 43215
                                       Attention: David K. Conrad, Esq.
                                       Facsimile: (614) 227-2390

               (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by Administrative Agent and the applicable Lender. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     9.03 Expenses, Etc. Borrower agrees to pay on demand or reimburse on demand to the applicable party: (a) all out-of-pocket costs and expenses of Administrative Agent (including, but not limited to, the reasonable legal fees and expenses of their counsel, (ii) due diligence expenses, including title insurance reports and policies, surveys, title and lien searches, Appraisals, the Environmental Report, and (iii) insurance consultants in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (B) the creation, perfection or protection of the Liens to be created by the Security Documents, and (C) the negotiation or preparation of any Modification or waiver of any of the terms of this Agreement or any of the other Loan Documents, if requested by Borrower, (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and Administrative Agent (including the reasonable fees and expenses of legal counsel in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (A) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 9.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.


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

     9.04 Indemnification. Borrower hereby agrees to (a) indemnify the Indemnified Parties from, and hold each of them harmless, from and against all damages, losses, claims, actions, liabilities (or actions, investigations or other proceedings commenced or threatened in respect thereof) penalties, fines, costs and expenses including reasonable attorneys' fees and expenses (collectively and severally, "Losses") which may be imposed upon, asserted against or incurred or paid by any of them resulting from the claims of any third party relating to or arising out of (i) the Property, (ii) any of the Loan Documents or the Transactions, Borrower(iii) any ERISA Events, (iv) any Environmental Losses, (iii) any defective workmanship or materials occurring in the construction of the Improvements or any Restoration and (vi) any act performed or permitted to be performed by any Indemnified Party under any of the Loan Documents, except for Losses to the extent determined by a court of competent jurisdiction to be caused by the gross negligence or willful misconduct of an Indemnified Party (but the effect of this exception only eliminates the liability of Borrower with respect to the Indemnified Party (and if such Indemnified Party is not a Lender, the Lender on whose behalf such Indemnified Party was acting) to the extent such Indemnified Party has been adjudged to have so acted and not with respect to any other Indemnified Party), and (b) reimburse each Indemnified Party on demand for any expenses (including attorneys' fees and disbursements) reasonably incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (excluding any action or proceeding where the Indemnified Party is not a party to such action or proceeding out of which any such expenses arise unless such Indemnified Party is required to participate or respond in connection with such action or proceeding (e.g., by way of deposition, discovery requests, testimony, subpoena or similar reason). The Obligations shall not be considered to have been paid in full unless all obligations of Borrower under this Section 9.04 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement). This Section 9.04 shall survive repayment in full of the Loans and the assignment, sale or other transfer of Administrative Agent's or any Lender's interest hereunder.

     9.05 Amendments, Etc. Except as otherwise expressly provided in this Agreement or the other Loan Documents, and subject to the provisions of Section 8.11(a), this Agreement and the other Loan Documents may be Modified only by an instrument in writing signed by Borrower and the Required Lenders, or by Borrower and Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by Administrative Agent as expressly provided in any Loan Document, by the Required Lenders or by Administrative Agent acting with the consent of the Required Lenders; provided that: (a) no Modification or waiver shall, unless by an instrument signed by all of the Lenders or by Administrative Agent acting with the consent of all of the
Lenders: (i) reduce the amount of any such payment of principal, (ii) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (iii) alter the rights or obligations of Borrower to prepay Loans, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans, (v) alter the terms of this Section 9.05, (vi) modify the definition of the term "Required Lenders" or Modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to Modify any provision hereof, (vii) alter the several nature of the Lenders' obligations hereunder, (viii) release Borrower, any collateral or Guarantor or otherwise terminate any Lien under any Security Document providing for collateral security (except that no such consent shall be required, and Administrative Agent is hereby authorized, to release any Lien covering the collateral under the Security Documents (A) as expressly provided in the Loan Documents and (B) upon payment of the Obligations in full in accordance with the terms of the Loan Documents), (ix) agree to additional obligations being secured by such collateral security, or (x) alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents; (b) any Modification of Article VIII, or of any of the rights or duties of Administrative Agent hereunder, shall require the consent of Administrative Agent and the Required Lenders; and (c) no Modification shall increase the Commitment of any Lender without the consent of such Lender. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Administrative Agent Administrative Agent is hereby authorized to enter into Modifications to the Loan Documents which are ministerial in nature, including the preparation and execution of Uniform Commercial Code forms, Assignments and Acceptances and SNDA Agreements.

     9.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.07 Assignments and Participations.

               (a) Consent Required for Assignments by Borrower. Borrower may not assign any of its rights or obligations hereunder or under the Loan Documents without the prior consent of all of the Lenders and Administrative Agent.

               (b) Assignments by Lenders. No Lender shall at any time sell, transfer, or assign any portion of the Loan (each such interest so disposed of being herein called a "Transferred Interest") to any Person other than an Eligible Assignee (hereinafter called a "Transferee"). The parties to any such assignment shall execute and deliver to Administrative Agent, for its acceptance, an "Assignment and Acceptance Agreement" substantially in the form attached hereto as Exhibit E, together with a processing fee of Five Thousand Dollars ($5,000) and such forms, certificates or other evidence, if any, with respect to federal income tax withholding matters as the assignee under such Assignment and Acceptance Agreement may be required to deliver to Administrative Agent pursuant hereto. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). If any such assignment occurs after the issuance of the initial Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon Borrower shall issue new Replacement Notes if so requested by Administrative Agent, the assignee and/or the assigning Lender, to the assignee and/or to the assigning Lender to reflect the outstanding portion of the Loan and Loan Commitment of the assignee and/or the assigning

          Lender. All such Replacement Notes shall be entitled to all the rights and benefits accorded to the Notes under the terms of the Loan Documents. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Loan Commitments thereof, and principal amount of the Loans owing to, the Lenders from time to time as a condition to the effectiveness thereof. All assignments of Loans or Loan Commitments must be reported to Administrative Agent to permit registration in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, Administrative Agent and Lenders will treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

               (c) Participations by Lenders. Notwithstanding anything set forth in clause (b) above to the contrary, each Lender may at any time grant, sell, or assign any portion of the Loan (each such interest so disposed of being herein called a "Participated Interest") to banks, insurance companies or other financial institutions (hereinafter called "Participants"), pursuant to such participation agreements, co-lender agreements, agreements and/or agency agreements into which such Lender and its respective Participants may enter; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with Administrative Agent (and, as applicable, such Lender) in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and
          (iv) no Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of any Note in which such Participant is participating, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in the Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (B) consent to the assignment or transfer by Borrower of any of its rights and Obligations under this Agreement or (C) release all or substantially all of the Collateral supporting the Loan in which such Participant is participating. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such Participated Interest.

               (d) Assignments to Operation of Law or Pledges. Notwithstanding anything set forth in clause (b) above to the contrary, each Lender shall have the right, in addition to its rights under clauses (b) and
          (c) above, at any time and from time to time, to (i) assign an undivided interest in the Loan to any Affiliate of such Lender or to a successor entity by reason of any merger affecting Lender, or (ii) pledge or assign the same to any Federal Reserve Bank in accordance with applicable law as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               (e) No Assignments to Borrower. Notwithstanding anything to the contrary contained in this Section 9.07, in no event shall any Lender sell or assign any Transferred Interest to Borrower or any other Borrower Party, or any Affiliate of Borrower or any Borrower Party.

               (f) Cooperation with Syndication Efforts. Borrower acknowledges that Arranger intends to syndicate a portion of the Loan Commitments to one or more Lenders (the "Syndication") and in connection therewith, the Borrower will take all actions as Arranger, Administrative Agent and the Lenders may request to assist Arranger in its Syndication effort, provided however, that Borrower shall not be required to incur any costs or expenses in connection with such Syndication. Without limiting the generality of the foregoing, the Borrower shall, at the request of Arranger: (i) assist Arranger and otherwise cooperate with Arranger in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (ii) make representatives of the Borrower and Guarantor available to meet with prospective Lenders at bank meetings and property tours; (iii) use the Borrower's reasonable efforts to ensure that the Syndication benefits from the lending relations of the Borrower's principals; and (iv) provide Arranger with all information reasonably deemed necessary by it to complete the Syndication successfully. The Borrower agrees to take such further action, in connection with documents and, if required by Arrangers, Modifications to the Loan Documents of a non-material nature, as may be necessary or appropriate to effect such Syndication. The Borrower agrees that no other similar credit facilities or debts issued by the Borrower will be syndicated or privately placed which might, in the Arrangers' opinion, have a detrimental effect on the successful completion of the Syndication, and the Borrower agrees to notify Arranger immediately if any such issue is contemplated.

               (g) Provision of Information to Assignees and Participants. A Lender may furnish any information concerning Borrower, the Property, the Loan and Guarantor in the possession of such Lender from time to time to assignees, pledgees and participants (including prospective assignees, pledgees and participants), subject, however, to the party receiving such information confirming in writing that such party and such information is subject to the provisions of Section 9.23.

     9.08 Survival. The obligations of Borrower under Sections 9.03, 9.04 and 9.12, and the obligations of the Lenders under Sections 8.05 and 8.11(e), shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest under the Loan Documents in accordance with the terms thereof including any Lender's interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a Request for Loan Advance, herein or pursuant hereto by Borrower shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

     9.09 Multiple Copies. Each document to be delivered to Administrative Agent hereunder or under any other Loan Document shall be delivered in such number of copies as shall permit Administrative Agent to send copies thereof to each Lender.

     9.10 Right of Set-off.

               (a) Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is, subject (as between the Lenders) to the provisions of subsection (c) of this Section 9.10, hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Lender in any of its offices, in Dollars or in any other currency, to or for the credit or the account of Borrower against any and all of the respective obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker's lien, or similar rights against any deposit or other indebtedness of Borrower whether or not located in Ohio or any other state with certain laws restricting lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all the Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees that no Lender shall exercise any such right of set-off, banker's lien, or otherwise, against any assets of Borrower (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Lender to or for the credit or the account of Borrower) without the prior written consent of Administrative Agent and the Required Lenders.

               (b) Each Lender shall promptly notify Borrower and Administrative Agent after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section
          9.10 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have.

               (c) If an Event of Default has resulted in the Loans becoming due and payable prior to the stated maturity thereof, each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Lenders.

     9.11 Remedies of Borrower. If a claim or adjudication is made that Administrative Agent, any of the Lenders, or their agents, acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Administrative Agent, any Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that none of Administrative Agent, the Lenders or their agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Administrative Agent, the Lenders or their agents has acted reasonably shall be determined by an action seeking declaratory judgment. The foregoing shall not in any way limit Borrower's rights and remedies against a Defaulting Lender.

     9.12 Brokers. Borrower hereby represents to Administrative Agent and each Lender that it has not dealt with any broker, underwriters, placement agent, or finder in connection with the Transactions. Borrower hereby agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the Transactions.

     9.13 Estoppel Certificates.

               (a) Borrower, within ten (10) days after Administrative Agent's request, shall furnish to Administrative Agent a written statement, duly acknowledged, certifying to Administrative Agent and each Lender and/or, subject to the terms of Section 9.07, any proposed assignee of any portion of the interests hereunder: (i) the amount of the Outstanding Principal Amount then owing under this Agreement and each of the Notes, (ii) the terms of payment and Stated Maturity Date of the Loans (or if earlier, the Maturity Date), (iii) the date to which interest has been paid under each of the Notes, (iv) whether any offsets or defenses exist against the repayment of the Loans and, if any are alleged to exist, a detailed description thereof, (v) the extent to which the Loan Documents have been Modified and (vi) such other information as Administrative Agent shall reasonably request.

               (b) Administrative Agent, within ten (10) days after Borrower's reasonable request therefor, shall furnish to Borrower a written statement, duly acknowledged, certifying to any prospective permitted purchaser of an interest in Borrower or any prospective permitted lender to Borrower: (i) the amount of the Outstanding Principal Amount, (ii) the terms of payment and Stated Maturity Date of the Loans (or if earlier, the Maturity Date), (iii) the date to which interest has been paid under each of the Notes, (iv) whether, to the actual knowledge of the Person signing on behalf of Administrative Agent, there are any Defaults on the part of Borrower hereunder or under any of the other Loan Documents, and, if any are alleged to exist, a detailed description thereof and (v) the extent to which the Loan Documents have been Modified.

     9.14 Preferences. To the extent that Borrower makes a payment or payments to Administrative Agent and/or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or a Lender, as the case may be.

     9.15 Certain Waivers. Borrower hereby irrevocably and unconditionally waives (a) promptness and diligence; (b) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Loan Document or any other agreement or instrument relating thereto except to the extent (i) otherwise expressly provided herein or therein or (ii) Borrower is not, pursuant to Applicable Law, permitted to waive the giving of notice, (c) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower's obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section 9.15, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents, except to the extent that Borrower is not, pursuant to Applicable Law, permitted to waive the giving of notice, (d) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on any collateral for the Loans or exhaust any right or take any action against Borrower or any other Person or against any collateral for the Loans, (e) any right or claim of right to cause a marshalling of Borrower's assets and (f) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to the other Loan Documents.

     9.16 Entire Agreement. This Agreement, the Notes and the other Loan Documents constitute the entire agreement between Borrower, Administrative Agent and the Lenders with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

     9.17 Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any Person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Agreement.

     9.18 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     9.19 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9.20 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OHIO, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS.

     9.21 SUBMISSION TO JURISDICTION. BORROWER, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY (I) AGREE THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, ANY SECURITY DOCUMENT, OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN A COURT OF RECORD IN THE STATE OF OHIO, COUNTY OF FRANKLIN OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SUCH STATE AND COUNTY, (II) CONSENT TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, (III) WAIVE ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (IV) AGREE AND CONSENT THAT ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN COLUMBUS, OHIO OR HARRISBURG, PENNSYLVANIA MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, ADMINISTRATIVE AGENT OR A LENDER, AS APPLICABLE, AT THE ADDRESS FOR NOTICES PURSUANT TO SECTION 9.02 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER IN THE COURTS OF ANY OTHER JURISDICTIONS.

     9.22 WAIVER OF JURY TRIAL; COUNTERCLAIM. EACH OF BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY LEGAL PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO THIS AGREEMENT,

THE NOTES , THE OTHER LOAN DOCUMENTS OR OTHERWISE IN RESPECT OF THE LOANS, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (A) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (B) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

     9.23 Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information that may be disclosed (a) to its Subsidiaries and Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.23, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.23 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section 9.23, "Information" shall mean all information received from or on behalf of Borrower relating to Borrower, its Subsidiaries or Affiliates or their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.23 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, the information subject to this Section 9.23 shall not include, and Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

     9.24 Usury Savings Clause. It is the intention of Borrower, Administrative Agent and the Lenders to conform strictly to the usury and similar laws relating to interest payable on loans from time to time in force, and all Loan Documents between Borrower, Administrative Agent and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated by or deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Loans, or in any other document evidencing, securing or pertaining to the Loans, exceed the maximum amount (the "Maximum Rate") permissible under Applicable Laws. If under any circumstances whatsoever fulfillment of any provision hereof, of this Agreement or of the other Loan Documents, at the time performance of such provisions shall be due, shall involve exceeding the Maximum Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate. For purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Loans evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such Loans is uniform through the term hereof. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Rate, such amount shall be deemed a payment in reduction of the principal amount of the applicable Loans and shall be treated as a voluntary prepayment under this Agreement and shall be so applied in accordance with the provisions of this Agreement, or if such excessive interest exceeds the outstanding amount of the applicable Loans and any other Obligations, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.

     9.25 Financing Statements. Borrower authorizes Administrative Agent to file such financing statements (and any continuations statements with respect thereto) under the Uniform Commercial Code as Administrative Agent may deem necessary in order to perfect or maintain the perfection of any security interest granted or to be granted to Administrative Agent pursuant to any of the Loan Documents, in such jurisdictions as Administrative Agent may elect.



                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     BORROWER:

                                     CATALINA PARTNERS, L.P., a Delaware
                                     limited partnership


                                     By:   Glimcher Colonial Park Mall, Inc.,
                                           a Delaware corporation
                                     Its:  General Partner

                                           By: /s/ Mark E. Yale
                                               ----------------
                                               Mark E. Yale
                                               Executive Vice President
                                               Chief Financial Officer


                      [Signatures continued on next page.]

                                     ADMINISTRATIVE AGENT:

                                     U.S. Bank National Association,
                                     a national banking association, as
                                     Administrative Agent for the Lenders


                                     By: /s/ Anthony Mathena
                                         -------------------
                                         Anthony Mathena, Vice President



                      [Signatures continued on next page.]

                                        LENDER:

                                        U.S. Bank National Association,
                                        a national banking association



                                        By: _____________________________
                                        Name: ___________________________
                                        Title: __________________________

                                    Exhibit A

                               Description of Land
                               -------------------

All that certain land located in the County of Dauphin, Commonwealth of Pennsylvania more fully described as follows:





                                    Exhibit A

                                    Exhibit B

                  List of Commitments and Proportionate Shares
                  --------------------------------------------

Lender                              Amount of Commitment    Proportionate Share
U.S. Bank National Association         $27,250,000.00            66.6666%
U.S. Bank National Association         $10,000,000.00            22.2222%
U.S. Bank National Association          $5,000,000.00            11.1111%
Total:                                 $42,250,000.00                100%



                                    Exhibit B

                                    Exhibit C

                               Standard Form Lease
                               -------------------

                                 (See attached)





                                    Exhibit C

                                    Exhibit D

                                Form of Estoppel
                                ----------------






                                    Exhibit D

                                    Exhibit E

                        Form of Assignment and Assumption
                        ---------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:          ______________________________

2.   Assignee:          ______________________________

                        [and is an Affiliate of [identify Lender]]

3.   Borrower: CATALINA PARTNERS, L.P.

4. Administrative Agent: U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent under the Loan Agreement


                                   Exhibit E-1

5.   Construction

     Loan Agreement: The $42,250,000.00 Loan Agreement dated as of April ___, 2008 among Catalina Partners, L.P., the Lenders parties thereto, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

6.   Assigned Interest:

                            Aggregate Amount of         Amount of          Amount of Unused     Percentage Assigned
      Commitment/          Commitment/Loans for           Loans          Commitment Assigned      of Commitment
    Loans Assigned              all Lenders              Assigned                                    and Loans
------------------------ ------------------------ --------------------- ---------------------- ---------------------
Loans                    $                        $                     $                      %
------------------------ ------------------------ --------------------- ---------------------- ---------------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                     ASSIGNOR:
                                     ---------

                                     [NAME OF ASSIGNOR]


                                     By: _______________________________
                                         Name:
                                         Title:


                                     ASSIGNEE:
                                     ---------

                                     [NAME OF ASSIGNEE]


                                     By: _______________________________
                                         Name:
                                         Title:


Applicable Lending Office

Address for Notices:

Telephone No.:____(   )

Telecopier No.:___(   )


                                   Exhibit E-2

Consented to and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent


By___________________________
   Name:
   Title:



                                   Exhibit E-3

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, (v) it satisfies the requirements of an Eligible Assignee as defined in the Loan Agreement, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform all of the obligations of the Loan Documents, which by their terms are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.


                                   Exhibit E-4

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Ohio without regard to conflicts of law principles of such State.




                                   Exhibit E-5

                                    Exhibit F

                        Form of Certificate of Compliance


     The undersigned, ("Borrower"), pursuant to Section 5.13(a) of that certain Loan Agreement dated ______________, given to the benefit of U.S. Bank National Association, a national banking association ("Administrative Agent"), Borrower states as follows:

     1. As of _______, _____, Borrower maintained a Debt Service Coverage Ratio of not less than 1.25 to 1.0.

     2. The foregoing statements are made for the purpose of inducing Administrative Agent to make a loan to Borrower and shall inure to the benefit of Administrative Agent, its successors, personal representatives and assigns.


                                  CATALINA PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By:  Glimcher Colonial Park Mall, Inc.,
                                       a Delaware corporation
                                  Its: General Partner

                                       By:
                                          --------------------------------
                                          Mark E. Yale
                                          Executive Vice President
                                          Chief Financial Officer


STATE OF OHIO
COUNTY OF FRANKLIN, SS:

     The foregoing instrument was acknowledged before me this ____ day of _________, 200_, by Mark E. Yale, an Executive Vice President and Chief Financial Officer of Glimcher Colonial Park Mall, Inc., a Delaware corporation, the General partner of Catalina partners, L.P., a Delaware limited partnership, on behalf of the corporation and the limited partnership.


                                          ---------------------------------
                                          Notary Public




                                   Schedule F

                                    Exhibit G

                        Form of Certificate of Compliance


     The undersigned, ("Guarantor"), pursuant to Section 7.01(v) of that certain Loan Agreement dated ______________, given to the benefit of U.S. Bank National Association, a national banking association ("Administrative Agent"), by Catalina Partners, L.P., Guarantor states as follows:

     3. As of _______, _____, Guarantor is in compliance with all of the requirements set forth in Section 7.01(v) of the Loan Agreement.

     4. The foregoing statements are made for the purpose of inducing Administrative Agent to make a loan to Borrower and shall inure to the benefit of Administrative Agent, its successors, personal representatives and assigns.



                                  GLIMCHER PROPERTIES LIMITED
                                  PARTNERSHIP, a Delaware limited
                                  partnership

                                  By:  Glimcher Properties Corporation,
                                       a Delaware corporation, its General
                                       Partner

                                       By:
                                          -----------------------------
                                          Mark E. Yale
                                          Executive Vice President
                                          Chief Financial Officer


STATE OF OHIO,

COUNTY OF FRANKLIN, SS:

     The forgoing instrument was acknowledged before me this ____ day of _______, 200_, by Mark E. Yale, an Executive Vice President and Chief Financial Officer of Glimcher Properties Corporation, a Delaware corporation and the General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, on behalf of said limited partnership.


                                        -------------------------------
                                        Notary Public



                                   Schedule G

                                   Schedule I

                               Closing Conditions
                               ------------------

     (a) Title Insurance. An unconditional and irrevocable commitment from the Title Company to issue the Title Policy. The Title Policy and all endorsements thereto shall be approved by Administrative Agent in its sole discretion. In addition, Borrower shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of such policies as and when required by the Title Company and all recording, mortgage taxes and filing fees payable in connection with recording the Security Instrument and the filing of the Uniform Commercial Code financing statements related thereto in the appropriate offices.

     (b) Opinion of Borrower's and Each Borrower Party's Attorneys. A current written opinion from outside counsel for Borrower and each Borrower Party covering the matters set forth on Exhibit [__], and otherwise in scope, form and substance acceptable to Administrative Agent.

     (c) Leases, SNDAs and Estoppels. (i) Copies of all Leases in effect with respect to the Property, (ii) the standard lease form (as approved by Administrative Agent in accordance with Section 6.09(c)(vi)) to be used for the Property, and (iii) SNDA Agreements and Estoppels with respect to each Lease, each in form and substance satisfactory to Administrative Agent in its sole and absolute discretion.

     (d) Certain Documents. Executed copies of (and Administrative Agent shall have approved the form and content of) the following documents and agreements:
(a) all Leases, (b) all Material Agreements, (c) SNDA's, estoppels from other parties, third-party agreements, etc.].

     (e) Survey. An ALTA survey of the Land certified to Administrative Agent, Title Company and their successors and assigns, acceptable to Administrative Agent in its sole and absolute discretion, made by a registered land surveyor satisfactory to Administrative Agent, showing, through the use of course bearings and distances, (i) all foundations of the Improvements and driveways, if any, in place; (ii) all easements and roads or rights of way and setback lines, if any, affecting the Improvements and that the same are unobstructed;
(iii) all foundations and other structures, if any, so placed that the Improvements are within the lot lines and in compliance with any restrictions of record or ordinances relating to the location thereof; (iv) the dimensions of all existing buildings and distance of all material Improvements from the lot lines; (v) any encroachments by improvements located on adjoining property; (vi) access to a public road; and (vii) such additional information which may be required by Administrative Agent. Said survey shall be dated a date required by Administrative Agent, be certified to the Administrative Agent, and include the legal description of the Land.

     (f) Organizational Documents; Resolutions. Copies of all Organizational Documents for each Borrower Party and appropriate resolutions authorizing such parties to enter into and perform under the applicable Loan Documents, each certified to be true and correct by the applicable Officer and each in form and content acceptable to Administrative Agent, and evidence of the good standing of each Borrower Party issued by the applicable Governmental Authority where such Borrower Party is organized.


                                  Schedule I-1

     (g) Financial Statements. Copies of the most recent two (2) years of audited financial statements of Borrower and each other Borrower Party (if prepared for such Borrower Party, and if a consolidated statement is prepared including any such Borrower Party, such consolidated statement), and certificates dated the Closing Date and signed by an Authorized Officer of Borrower and each other Borrower Party stating that (i) such financial statements are true, complete and correct and (ii) no event that would have a Material Adverse Effect on the financial condition, operations, properties, business or prospects of Borrower or such Borrower Party, as the case may be, has occurred since the date of such financial statements, all of the foregoing to be satisfactory to Administrative Agent and each Lender in their reasonable discretion.

     (h) Violations. Municipal searches showing no violations of Applicable Law with respect to any portion of the Property; and if violations are shown, then Administrative Agent must have received (in Administrative Agent's sole discretion) either satisfactory evidence of the curing of the same or such undertakings, indemnities, escrow deposits or affidavits relating thereto as Administrative Agent shall require.

     (i) Insurance. A certified copy of the insurance policies required by
Section 8 of the Mortgage or certificates of insurance with respect thereto, such policies or certificates, as the case may be, to be in form and substance, and issued by companies acceptable to Administrative Agent and otherwise in compliance with the terms of Section 8 of the Mortgage, together with evidence of the payment of all premiums therefor.

     (j) Ownership Chart; Capitalization. Administrative Agent shall have received an ownership chart satisfactory to Administrative Agent certified by an Authorized Officer of Borrower detailing the owners of all of the respective direct and indirect Equity Interests in Borrower.

     (k) UCC Searches. Uniform Commercial Code searches with respect to Borrower and each Borrower Party as required by Administrative Agent.

     (l) Non-Foreign Status. A certificate by an Authorized Officer of Borrower certifying Borrower's tax identification number and the fact that it is not a foreign person under the Code.

     (m) Pro Forma. The Property, Borrower's and each such Loan Party's financial conditions, respectively, shall conform in all material respects to all projections and other information relating thereto which have been submitted by Borrower to Administrative Agent as of the date on which the Request for Loan Advance is made.

     (n) Estoppels. Administrative Agent shall have received such written estoppels as to factual matters from the Ground Lessor, the Redevelopment Agency, any Loan Party, and any Contractor as Administrative Agent may reasonably require. Borrower shall have used reasonably diligent efforts to obtain a written estoppel from SDG&E as to such factual matters concerning the SDG&E Agreements as Administrative Agent may reasonably require (and Borrower shall have certified as to any such factual matters in connection therewith, or in the event Borrower is unable to obtain such estoppel from SDG&E, in lieu thereof, as Administrative Agent may reasonably require).


                                  Schedule I-2

     (o) Other Documents. Such other documents as Administrative Agent may reasonably request.





                                  Schedule I-3

                                   Schedule II

                               Pending Litigation
                               ------------------





                                   Schedule II

                                  Schedule III

                              Organizational Chart
                              --------------------

                                 (See attached)





                                  Schedule III

                                   Schedule IV

                         Rent Roll and Lease Disclosures
                         -------------------------------




                                   Schedule IV